UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AVEPOINT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Stockholders Meeting and

Proxy Statement 2024

May 7, 2024	Virtual Meeting Site:
9:00 a.m. ET	virtualshareholdermeeting.com/AVPT2024

Notice of 2024 Annual Stockholders Meeting

Date	May 7, 2024

Time	9:00 a.m. Eastern Time

Virtual Meeting	This year’s meeting is a virtual stockholders meeting at virtualshareholdermeeting.com/AVPT2024

Record Date	March 11, 2024. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting

Make your vote count. Please vote your shares promptly to ensure the presence of a quorum during the Annual Meeting. Voting your shares now via the internet, by telephone, or by completing, signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting you to vote on the following matters:

Items of Business

•   The election of the two Class III director nominees named in this Proxy Statement;

•   The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (“say-on-pay vote”);

•   To vote, on a non-binding advisory basis, on the frequency of holding future say-on-pay votes;

•   The ratification of the selection of Deloitte & Touché LLP as our independent auditor for fiscal year 2024;

•   The approval of the adoption of the Third Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions for exculpation of officers; and

•   Such other business that may properly come before stockholders at the Annual Meeting.

Address of Corporate Offices	Corporate Headquarters: 525 Washington Blvd., Ste. 1400, Jersey City, New Jersey 07310 Primary Operations Center: 901 East Byrd Street, Ste. 900, Richmond, Virginia 23219

Meeting Details	See Proxy Summary on Page 1 – Information About the Meeting for details.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 7, 2024. Our 2024 Proxy Statement and 2023 Annual Report to Stockholders are available at ir.avepoint.com.

By Order of the Board of Directors

Brian Michael Brown, Esq.

Chief Legal and Compliance Officer,

and Secretary

Richmond, Virginia

March 19, 2024

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Report of the Compensation Committee of the Board of Directors of AvePoint, Inc.	34
Summary Compensation Table	34
Grants of Plan Based Awards in Fiscal Year 2023	35
Outstanding Equity Awards at Fiscal-Year End	36
Option Exercises and Stock Vested in Fiscal Year 2023	37
Equity Compensation Plan Information	40
CEO Pay Ratio	40
Pay Versus Performance Disclosure	41
The Company’s Compensation Policies and Practices as They Relate to Risk	44
Advisory Vote on Executive Compensation (Proposal 2)	44
Approval of Proposal 2	44

Advisory Vote on Frequency of Vote on Executive Compensation (Proposal 3)	45
Approval of Proposal 3	45

Report of the Audit Committee of the Board of Directors of AvePoint, Inc.	46
Independent Registered Public Accounting Firm	47
Principal Accounting Fees and Services	47
Pre-Approval Policy	47

Ratification of Appointment of Independent Registered Public Accounting Firm for the 2024 Fiscal Year (Proposal 4)	48
Approval of Proposal 4	48

Approval of the Adoption of the Third Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Exculpation of Officers (Proposal 5)	48
Approval of Proposal 5	49

Transactions with Related Persons	49
Delinquent Section 16(a) Reports	50
Delivery of Documents to Stockholders Sharing an Address	50
Other Matters	51

ii

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Stockholders Meeting	Meeting Agenda
Date Time Place Record Date Voting

Tuesday, May 7, 2024

9:00 a.m. Eastern Time

Virtual stockholders meeting at virtualshareholdermeeting.com/AVPT2024

March 11, 2024

Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

The meeting will cover the proposals listed under Voting Matters and Vote Recommendations below, and any other business that may properly come before the meeting.
Date of Distribution

The Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”), this Proxy Statement, the 2023 Annual Report on Form 10-K (the “Annual Report”) and the proxy card are first being made available or mailed on or about March 19, 2024.

    Voting Matters and Vote Recommendations

Proposal	Board Recommendation	Reasons for Recommendation	More Information
1. Election of two directors.	FOR

The Board of Directors of AvePoint Inc. (the “Board”) and the Nominating and Corporate Governance Committee believe that the two Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on AvePoint’s long-term strategy.

Page 11
2. Non-binding advisory vote on compensation of our named executive officers (“say-on-pay”).	FOR	The Board believes that AvePoint’s executive compensation program aligns the interest of management and stockholders.	Page 44
3. Non-binding advisory vote on the frequency of holding future say-on-pay votes.	FOR EVERY YEAR

The Board believes that giving stockholders the opportunity to vote on executive compensation on an annual basis provides stockholders the most opportunities to voice their opinions regarding compensation.

Page 45
4. Ratification of the appointment of Deloitte & Touche, LLP (“Deloitte”) as AvePoint’s independent registered public accounting firm for fiscal year 2024.	FOR	Based on the Audit Committee’s assessment of Deloitte’s qualifications and performance, the Board and the Audit Committee believe that its retention for fiscal year 2024 is in the best interests of AvePoint.	Page 48
5. Approval of the adoption of the Third Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions for exculpation of officers.	FOR	The Board believes that providing exculpation of officers is becoming the standard and is needed to attract and retain top talent.	Page 48

Board of Directors

The following table provides summary information about each director.

Director Occupation	Age	Director Since	Board Independent	Other Public Boards	Committee Memberships			Up for Re- Election at Current Annual Meeting
					AC	CC	NCGC
Xunkai Gong, Executive Chairman, AvePoint, Inc.	61	2001	No	0				Yes
Tianyi Jiang, Chief Executive Officer, AvePoint, Inc.	49	2004	No	0				No
Brian M. Brown, Chief Legal and Compliance Officer, Secretary, AvePoint, Inc.	51	2008	No	0				No
Jeff Epstein, Operating Partner, Bessemer Venture Partners	67	2021	Yes	3		C	M	No
Jeff Teper, Lead Independent Director, AvePoint, Inc. President, Microsoft, Inc.	59	2014	Yes	1	M	M	C	Yes
John Ho, Founder and Chief Industrialist, Janchor Partners	47	2021	Yes	1	C F			No
Janet Schijns, Chief Executive Officer and Co-Founder, JS Group	61	2022	Yes	0	M	M	M	No

AC	Audit Committee	C	Chairperson

CC	Compensation Committee	M	Member

NCGC	Nominating and Corporate Governance Committee	F	Financial expert

Questions and Answers About These Proxy Materials and Voting

What is AvePoint?

AvePoint provides a cloud-native software platform that empowers organizations – of all sizes, in all regions, and across all industries – to optimize and secure the solutions that most commonly establish and underpin the digital workplace. As our customers seek to rapidly reduce costs, improve productivity and make more informed business decisions, they depend on our platform for data-driven insights, critical business intelligence and ongoing operational value through automation. AvePoint is among Microsoft’s top global partners with a holistic alliance that incorporates technology, sales, and marketing initiatives to ensure that AvePoint enables organizations worldwide to maximize their Microsoft Cloud investments.

AvePoint, Inc., incorporated as a New Jersey corporation on July 24, 2001 (“Legacy AvePoint”), was redomiciled as a Delaware corporation in 2006, and changed its name to “AvePoint Operations, Inc.” in June 2021. On July 1, 2021, Legacy AvePoint and certain members of Apex Technology Acquisition Corporation (“Apex”) consummated the transactions contemplated by a business combination agreement (the “Apex Business Combination”) and a number of qualified institutional buyers and accredited investors consummated their respective purchases of shares as contemplated by related subscription agreements, with Apex being renamed “AvePoint, Inc.” Subsequent to the consummation of the Apex Business Combination, on July 26, 2021, Legacy AvePoint’s successor by merger AvePoint US LLC merged with and into AvePoint, Inc. with AvePoint, Inc. surviving (hereinafter referred to as “AvePoint,” the “Company,” “we,” “us,” or “our”). On July 2, 2021, AvePoint's shares of common stock were officially listed under the ticker “AVPT” on the Nasdaq Global Select Market (“Nasdaq”).

Who is soliciting my proxy?

The Board is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The proxies also may be voted at any adjournments or postponements of the Annual Meeting. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. As a result, we are mailing the Notice of Availability to our stockholders instead of a paper copy of this Proxy Statement and our Annual Report to Stockholders (collectively, our “Proxy Materials”). The Notice of Availability contains instructions on how to access and review those documents over the internet. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials. Our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Availability or request to receive a printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the internet or to request a printed copy may be found in the Notice of Availability.

We intend to mail the Notice of Availability on or about March 19, 2024, to all stockholders of record as of March 11, 2024 (the “Record Date”), who are entitled to receive notice of, and to vote at, the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of the Proxy Materials. To request that a full set of the Proxy Materials be sent to you, please follow the applicable instructions on the Notice of Availability or voting instruction form.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast. Any stockholder as of the Record Date can virtually attend, participate in, and ask questions during the Annual Meeting at www.virtualshareholdermeeting.com/AVPT2024. The meeting will start at 9:00 a.m., Eastern Time, on Tuesday, May 7, 2024.

In order to log in to the virtual Annual Meeting you will need a control number, which is included in the Notice of Availability or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to virtually attend and participate are available at www.virtualshareholdermeeting.com/AVPT2024. We recommend that you log in a few minutes before 9:00 a.m., Eastern Time on Tuesday, May 7, 2024 to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/AVPT2024 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	How you may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•	Only stockholders of record as of the Record Date and their proxy holders may submit questions or comments.

•	Please direct all questions to Dr. Tianyi Jiang, our Chief Executive Officer (“CEO”).

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•	Related or similar questions may be grouped by topic by our management to save time and reduce redundancy.

•

Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

•	No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/AVPT2024 or at www.proxyvote.com. Technical support will be available starting at 9:00 a.m., Eastern Time on Tuesday, May 7, 2024.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. On the Record Date, there were 183,976,531 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing, signing, dating and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What items will be voted on at the Annual Meeting and how does the Board recommend I vote on such items?

Proposal 1: Election of Directors (see page 11)	Voting Requirement: Directors will be elected by a plurality of the votes cast. This means that the director nominees who receive the greatest number of shares voted “For” their election are elected.	Board Recommendation: Our Board recommends a vote “For” each of the nominees named in this Proxy Statement. Voting Choices: ● Vote “For” a nominee; or ● “Withhold” a vote for a nominee.
Proposal 2: Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers in 2023 (see page 44)

Voting Requirement: Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the meeting.

Board Recommendation: Our Board recommends a vote “For” this proposal.

Voting Choices:

●   Vote “For” the compensation of our named executive officers;

●   Vote “Against” the compensation of our named executive officers; or

●   “Abstain” from voting.

Proposal 3: Non-Binding Advisory Vote on the Frequency of Holding Future Non-Binding Advisory Votes to Approve Executive Compensation of our Named Executive Officers (see page 45)	Voting Requirement: The choice that receives the highest number of votes cast will be the frequency for future advisory votes on executive compensation selected by stockholders.	Board Recommendation: Our Board recommends a vote for "1 Year". Voting Choices: ● Vote “1 Year”; ● Vote “2 Years”; or ● Vote “3 Years”; or ● “Abstain” from voting.
Proposal 4: Ratification of the Selection of Independent Auditor (see page 48)	Voting Requirement: Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the meeting.	Board Recommendation: Our Board recommends a vote “For” this proposal. Voting Choices: ● Vote “For” the ratification; ● Vote “Against” the ratification; or ● “Abstain” from voting.
Proposal 5: Approval of the Adoption of the Third Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions for Exculpation of Officers (see page 48)	Voting Requirement: Approval of this proposal will require the affirmative vote of holders of at least 66 2/3% of the outstanding shares of common stock entitled to vote generally in the election of directors.	Board Recommendation: Our Board recommends a vote “For” this proposal. Voting Choices: ● Vote “For” the adoption; ● Vote “Against” the adoption; or ● “Abstain” from voting.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote online even if you have already voted by proxy.

•

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/AVPT2024, starting at 9:00 a.m., Eastern Time on Tuesday, May 7, 2024. The webcast will open 15 minutes before the start of the Annual Meeting. You will need to enter the company number and control number from the Notice of Availability or the printed proxy card to log in to the virtual Annual Meeting and to participate, ask questions and vote during the Annual Meeting.

•

To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Availability or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Monday, May 6, 2024, to be counted.

•

To vote in advance of the Annual Meeting by telephone, dial 1-800-579-1639 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice of Availability or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Monday, May 6, 2024, to be counted.

•

To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, upon request, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice of Availability containing voting instructions from that organization rather than from AvePoint. Simply follow the voting instructions in the Notice of Availability to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with your Proxy Materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Only the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ended December 31, 2024, is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting are not considered “routine,” so your broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to your broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the say-on-pay proposal, for “1 Year” for the frequency of the say-on-pay vote, “For” the ratification of selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and  “For” the approval of the adoption of the Third Amended and Restated Certificate of Incorporation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Proxy Materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Proxy Materials to beneficial owners. In addition, we have retained Broadridge Financial Solutions, Inc. to assist in the mailing, collection and administration of the Proxy Materials.

What does it mean if I receive more than one Notice of Availability?

If you receive more than one Notice of Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices of Availability you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at AvePoint, Inc. 901 East Byrd Street, Ste. 900, Richmond, VA 23219.

•	You may virtually attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent regarding changing or revoking your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to their broker, bank or other securities intermediary holding their shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in "street name", in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 183,976,531 shares outstanding and entitled to vote. Thus, the holders of 91,988,266 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and withholds will be counted towards the quorum requirement. Broker non-votes that are not voted on any matter will not be included in determining whether a quorum is present. If there is no quorum, the stockholders entitled to vote at the meeting by virtual attendance or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Can I examine the list of stockholders as of the Record Date?

Stockholders at the close of business on the Record Date may examine a list of common stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices at 901 E. Byrd Street, Suite 900, Richmond, Virginia 23219.  If you would like to view the stockholder list, please contact our Investor Relations Department at ir@avepoint.com.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Proposals Pursuant to Rule 14a-8: For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at an annual meeting, it must be submitted by the stockholder in writing to our Secretary at AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, VA 23219 and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals submitted in accordance with Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders (presently anticipated to be held on May 6, 2025) must be received by our Secretary no later than November 19, 2024.

Nominations or Other Proposals Under Our Bylaws: Our Bylaws also set forth the procedures that a stockholder must follow to nominate a candidate for election as a director or to propose other business for consideration at stockholder meetings, in each case, not submitted under Rule 14a-8 of the Exchange Act. In each case, notices of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of  (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, to be timely for the 2025 Annual Meeting of Stockholders, assuming the meeting is held on or about May 6, 2025, a stockholder’s notice must be delivered to or mailed and received by our Secretary not earlier than January 6, 2025, and not later than February 5, 2025.

Security Ownership

The following table presents, as of the Record Date, information based upon AvePoint’s records and filings with the SEC regarding beneficial ownership of its common stock by the following persons:

■	each stockholder known to AvePoint to be the beneficial owner of more than 5% of the common stock;
■	each director and each nominee to the Board;
■	each executive officer of AvePoint named in the “Summary Compensation Table” following the “Compensation Discussion and Analysis” section of this Proxy Statement; and
■	all directors and executive officers of AvePoint as a group.

As of the Record Date, there were 183,976,531 shares of our common stock outstanding. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including stock options, restricted stock units (“RSUs”) and warrants that are currently exercisable or exercisable within 60 days.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The beneficial ownership numbers and percentages set forth in the table below are based on 183,976,531 shares of common stock issued and outstanding as of the Record Date, plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after the Record Date.

Name of Beneficial Owner *	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
5% or Greater Stockholders:
Zhijian Lu(2)	19,773,697	10.68%
65 Equity Partners(3)	16,666,600	9.06%
The Vanguard Group, Inc.(4)	14,160,128	7.70%
Blackrock, Inc.(5)	11,041,268	6.00%
James Zhu(6)	10,713,067	5.81%
	72,354,760	39.25%
Executive Officers and Directors:
Xunkai Gong(7)	21,492,393	11.43%
Tianyi Jiang(8)	20,558,069	10.89%
John Ho(9)	4,232,488	2.30%
Brian Michael Brown(10)	2,797,883	1.51%
Jeff Epstein(11)	1,094,422	0.59%
Jeff Teper(12)	546,391	0.30%
James Caci(13)	343,666	0.19%
Janet Schijns(14)	34,232	0.02%
All executive officers and directors as a group (8 persons)(15)	51,099,544	27.78%

*

Unless otherwise indicated, the business address of each of the directors, executive officers and 5% or greater stockholders of the Company is C/O AvePoint, Inc., 525 Washington Blvd, Suite 1400 Jersey City, NJ, 07310.

(1)

The percentage of beneficial ownership as to any person as of the Record Date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after the Record Date, by the sum of the number of shares outstanding as of the Record Date plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after the Record Date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown. In all cases, stock options and RSUs that are not scheduled to vest as of or within 60 days after the Ownership Date are excluded from this calculation.

(2)

Consists of (i) 18,571,303 shares of common stock, (ii) 1,187,071 shares of common stock underlying options exercisable within 60 days of the Record Date and (iii) 15,323 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of the Record Date. The 18,571,303 shares include (i) 70,630 shares held by Zhijian Lu, (ii) 1,608,724 shares held The Bridge Water Trust, (iii) 804,757 shares held by KEM Lily LLC, (iv) 6,571,492 shares held by Fire Stone Family Trust, (v) 7,102,219 shares held by KEM Phoenix LLC, (vi) 804,757 shares held by KEM Rose LLC and (vii) 1,608,724 shares held by The Cherry Tree Trust. Mr. Lu has sole voting and dispositive power with respect to the shares held in his name and shares underlying options. Mr. Lu shares voting and dispositive power with Yan Ji with respect to shares held by Fire Stone Family Trust, KEM Lily LLC, KEM Rose LLC and KEM Phoenix, LLC. Mr. Lu shares voting and dispositive power with Jeffrey Scott Bardsley with respect to shares held by The Bridge Water Trust. Mr. Lu shares voting and dispositive power with Wen Ji Bardsley with respect to shares held by The Cherry Tree Trust.

(3)

Consists of 16,666,600 shares of common stock pursuant to the Schedule 13G filed with the SEC on September 25, 2023, disclosing the number of shares as of September 15, 2023. Ownership of these shares is shared equally by Anchor IV Pte. Ltd., Anchor @ 65 Equity Pte. Ltd., Anchor Fund @ 65 Limited Partnership, Anchor GP Pte. Ltd., 65EP Investment IV Pte. Ltd., 65EP Investments Pte. Ltd., 65 Equity Partners Management (Singapore) Pte. Ltd., 65 Equity Partners Management Pte. Ltd., 65 Equity Partners Group Pte. Ltd., and 65 Equity Partners Pte Ltd. (collectively, “65 Equity Partners”). The principal business address for 65 Equity Partners is 501 Orchard Road, #11-01 Wheelock Place, Singapore 238880.

(4)

Consists of 14,160,128 shares of common stock pursuant to the Schedule 13G filed with the SEC on February 13, 2024, disclosing the number of shares as of December 29, 2023. The principal business address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355

(5)

Consists of 11,041,268 shares of common stock pursuant to the Schedule 13G filed with the SEC on January 29, 2024, disclosing the number of shares as of December 31, 2023. The principal business address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)

Consists of (i) 10,337,309 shares of common stock and (ii) 375,758 shares of common stock underlying options exercisable within 60 days of the Record Date. The 10,717,309 shares include (i) 347,123 shares held by James Zu, (ii) 402,378 shares held by MZ-Theta LLC, (iii) 919,609 shares held by MZ-Omega1 Trust, (iv) 842,209 shares held by The Shanmiao Trust, (v) 1,207,145 shares held by MZ-Alpha LLC, (vi) 1,207,145 shares held by MZ-Beta LLC, (vii) 402,378 shares held by MZ-Delta LLC, (viii) 402,378 shares held by MZ-Eta LLC, (ix) 2,333,040 shares held by MZ-Gamma LLC, (x) 842,209 shares held by The Zhijian 2020 Trust, (xi) 215,848 shares held by MZ-Iota Revocable Trust, (xii) 215,847 shares held by MZ-Kappa Revocable Trust and (xiii) 1,000,000 shares held by MZ-Omega2 Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma with respect to the shares held by MZ-Alpha LLC, MZ-Beta LLC, MZ-Delta LLC, MZ-Eta LLC, MZ-Gamma LLC, MZ-Theta LLC, MZ-Iota Revocable Trust and MZ-Kappa Revocable Trust. Mr. Zhu shares voting and dispositive power with Brian Zhu with respect to the shares held by The Shanmiao Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma and Alec Zhu with respect to the shares held by The Zhijian 2020 Trust. Mr. Zhu has sole voting and dispositive power with respect to the shares held by MZ-Omega1 Trust, MZ-Omega2 Trust and shares underlying options.

(7)

Consists of (i) 17,375,503 shares of common stock, (ii) 4,075,311shares of common stock underlying options exercisable within 60 days of the Record Date and (iii) 41,579 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of the Record Date. The 17,373,503 shares include (i) 135,869 shares held by Mr. Gong, (ii) 4,668,306 shares held by Mr. Gong’s affiliate Giocoso Holdings LLC, (iii) 804,757 shares held by Mr. Gong’s affiliate Cadenza Holdings LLC, (iv) 239,431 shares held by Mr. Gong’s affiliate Vivace Holdings LLC, each of which Mr. Gong may be deemed to beneficially own, (v) 2,011,112 shares held by The Purple Harbor Trust, for which Mr. Gong is the trustee, (vi) 2,011,112 shares held by The Purple Cove Trust, for which Mr. Gong is the trustee, and (vii) 7,554,916 shares held by G Sonata Trust, for which Mr. Gong is the trustee. Mr. Gong holds sole voting and dispositive power with respect to the shares held of record by each trust.

(8)	Consists of (i) 15,760,960 shares of common stock, (ii) 4,755,530 shares of common stock issuable pursuant to options exercisable within 60 days of the Record Date and (iii) 41,579 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of the Record Date. The 15,760,960 shares include (i) 109,747 shares held by Mr. Jiang, (ii) 3,902,404 shares held by Mr. Jiang’s affiliate River Valley Ltd., (iii) 2,633,766 shares held by Red Kite LLC, each of which Mr. Jiang may be deemed to beneficially own, (iv) 3,289,396 shares held by Capella 2022 GRAT, (v) 1,187,786 shares held by Capella 2022 GRAT II, for each of which Mr. Jiang is the trustee, (vi) 4,465,861 shares held by the Capella 2023 GRAT and (vii) 172,000 shares held by Mr. Jiang’s spouse.
(9)

Consists of (i) 50,930 shares of common stock held by Mr. Ho and (ii) 4,215,890 shares of common stock held by Mr. Ho’s affiliate, Balmoral Blue Limited. Mr. Ho and his wife, Anita Hong, may be deemed to beneficially own the shares held by Balmoral Blue Limited.

(10)

Consists of (i) 972,954 shares of common stock, (ii) 1,777,069 shares of common stock issuable pursuant to options exercisable within 60 days of the Record Date and (iii) 47,860 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of the Record Date.

(11)	Consists of 1,094,422 shares of common stock.
(12)	Consists of (i) 50,830 shares of common stock and (ii) 495,561 shares of common stock issuable pursuant to options exercisable within 60 days of the Record Date.
(13)	Consists of (i) 191,158 shares of common stock, (ii) 76,646 shares of common stock issuable pursuant to options exercisable within 60 days of the Record Date and (iii) 75,862 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of the Record Date.
(14)	Consists of 34,232 shares of common stock.
(15)	The shares of common stock shown as beneficially owned by all directors and executive officers as a group include a total of 11,386,997 RSUs and stock options they have the right to exercise as of or within 60 days after the Record Date and exclude 4,647,926 RSUs and stock options that are not scheduled to vest as of or within 60 days after the Record Date.

Election of Directors

(Proposal 1)

  Nominees for Election as Directors

The Company’s Second Amended and Restated Certificate of Incorporation provides that the Board is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this Annual Meeting for the “Class III” directors, at the annual meeting of stockholders in 2025 for the “Class I” directors, and at the annual meeting of stockholders in 2026 for the “Class II” directors. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

In accordance with the recommendation of the Nominating and Corporate Governance Committee, Mr. Gong and Mr. Teper have been nominated by the Board for election to Class III with a three-year term that will expire at the annual meeting of stockholders in 2027. Each is an incumbent director.

  Approval of Nominees

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, at which a quorum is present. The term “plurality” for purposes of election of directors means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. Votes that are withheld will be counted for the purposes of determining the presence or absence of a quorum but will have no effect on the election of directors. The election of directors is a non-routine matter; therefore, brokers, banks and other nominees may not vote their shares in favor of director nominees if they have not received voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on the election of directors. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board may recommend. In lieu of designating a substitute, the Board may reduce the number of directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

The Board unanimously recommends that the stockholders of AvePoint vote FOR the election of the nominees to serve as directors.

  Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

  Directors For Election into Class III at the 2024 Annual Meeting of Stockholders

Director	Age	Director Since
Xunkai Gong	61	2001
Jeff Teper	59	2014

Xunkai Gong has served as our Executive Chairman and a director of our Board since July of 2021. Prior to that, Mr. Gong served as our predecessor company’s Chairman and Co-Chief Executive Officer alongside Dr. Jiang from 2008 to 2021, Chief Executive Officer since its incorporation in 2001 and director from 2001 to 2021. Mr. Gong holds a master’s degree in computer engineering from the University of Chinese Academy of Sciences, a master’s degree in computer science from Southern University and Agricultural and Mechanical College at Baton Rouge, and a bachelor’s degree in electrical and electronics engineering from Dalian University of Technology. We believe Mr. Gong is qualified to serve as a member of the Board due to his technical experience and leadership of AvePoint for the last twenty-three years.

Jeff Teper has served as a director of our Board since July of 2021 and, prior to that time, as a member of the Board of Directors of our predecessor company since December 2014. Mr. Teper currently serves as the Company’s Lead Independent Director, has worked at Microsoft Corporation since March 1992 and currently holds the title President, Microsoft 365 Collaborative Apps and Platforms. He holds an MBA from Harvard Business School and a bachelor’s degree from New York University. We believe Mr. Teper is qualified to serve as a member of the Board because of his executive leadership and industry experience and extensive experience in the Microsoft ecosystem.

  Directors in Class I Whose Terms Expire in 2025

Director	Age	Director Since
Tianyi Jiang	49	2005
Janet Schijns	61	2022

Tianyi Jiang has served as our Chief Executive Officer and a director of our Board since July of 2021. Prior to that, Dr. Jiang served as our predecessor company’s Co-Chief Executive Officer alongside Mr. Gong from 2008 to 2021 and as a director from 2005 to 2021. Dr. Jiang holds doctorate and master’s degrees in Data Mining from New York University in addition to a bachelor’s degree and master’s degree in Electrical and Computer Engineering from Cornell University. We believe Dr. Jiang is qualified to serve as a member of the Board because of his executive leadership experience and extensive experience in the fields of cloud computing and SaaS.

Janet Schijns has served as a director of our Board since 2022. She is the Chief Executive Officer and Co-Founder of JS Group, a go to market consultancy dedicated to achieving results in the technology channel. She is the founder of the #digitalnormal movement in the industry driving profitable change in the partner community. She was formerly Executive Vice President and Chief Merchant and Services Officer at Office Depot, where she led a major transformation to drive traction in services, generating recurring revenue from higher margin solutions. Prior to that, she was the Chief Channel Executive, Chief Marketing Technologist and led business products for Verizon Business. Additionally, Ms. Schijns led the channel organization for Motorola Enterprise and Government and is a noted and admired industry expert regularly appearing on the main stage at a variety of events. Additionally, Ms. Schijns currently serves on the board of directors for Ninjio, a security culture enablement provider which is helping to shut down business security breaches through employee empowerment. We believe Ms. Schijns is qualified to serve as a member of the Board because of her extensive expertise with SaaS channel organizations.

  Directors in Class II Whose Terms Expire in 2026

Director	Age	Director Since
Brian Michael Brown	51	2008
Jeff Epstein	67	2021
John Ho	47	2021

Brian Michael Brown has served as our Chief Legal and Compliance Officer, Secretary and a director of our Board since July of 2021. Prior to that, Mr. Brown served as our predecessor company’s  Chief Operating Officer and General Counsel from 2004 to 2021 and director from 2008 to 2021. Mr. Brown previously practiced law with the firm of McGuireWoods LLP for many years. Mr. Brown holds a bachelor’s degree from the University of Michigan and a Juris Doctor from Michigan State University. We believe Mr. Brown is qualified to serve as a member of the Board because of his executive leadership experience, extensive legal background, familiarity with SaaS company operations and acumen with respect to international entity formation and legal operations.

Jeff Epstein has served as a director of our Board since July of 2021. Since 2011, Mr. Epstein has been an operating partner with Bessemer Venture Partners, a venture capital firm. From 2008 to 2011, Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation (NYSE: ORCL), a global technology company. Prior to joining Oracle, he served as Chief Financial Officer of several public and private companies, including DoubleClick (sold to Google), King World Productions (sold to CBS) and Nielsen’s Media Measurement and Information Group. Earlier in his career, he was an investment banker at The First Boston Corporation. Mr. Epstein is a lecturer at Stanford University. He serves on the boards of directors of Twilio, Okta and Couchbase, as well as the board of directors of Kaiser Permanente, a non-profit healthcare company. Within the last five years he previously served on the boards of directors of Booking Holdings (from 2003 to 2021), Shutterstock (from 2012 to 2021) and Poshmark (from 2018 to 2023). Mr. Epstein holds an MBA from the Stanford University Graduate School of Business and a bachelor’s degree from Yale College. We believe Mr. Epstein is qualified to serve as a member of the Board because of his extensive industry and financial experience.

John Ho has served as a director of our Board since July of 2021. Since 2009, Mr. Ho has served as founder and Chief Industrialist Investor of Janchor Partners. Since January 2018, Mr. Ho has served as a non-executive director for Vocus Group Limited, a telecommunications company listed on the ASX. From April 2017 to December 2019, he served as chairman of the board of directors of Bellamy’s Organic, an organic infant milk formula and baby food company listed on the ASX. From July 2014 to July 2019, he served as deputy chairman, listing committee for the Hong Kong Exchanges and Clearing Limited. He currently serves on the boards of directors of Incitec Pivot limited. Mr. Ho received a Bachelor of Science degree in mathematics and a bachelor of commerce degree in finance from The University of New South Wales in Sydney, Australia. We believe Mr. Ho is qualified to serve as a member of the Board because of his financial experience and as a director of public companies.

  Board Diversity

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. The matrix is intended to provide a summary of our directors’ qualifications and is not meant to be a complete list of each directors’ strengths or contributions to the Board. Additional details on each director’s experiences, qualifications, skills, and attributes are set forth in their respective biographies above.

	Gong	Jiang	Brown	Epstein	Teper	Ho	Schijns
Skills and Experience
Executive Leadership	●	●	●	●	●	●	●
Financial and Accounting				●	●	●	●
Global Business	●	●	●	●		●	●
Software Technology	●	●	●	●		●
Strategy and Innovation	●	●		●	●	●	●
Cybersecurity			●	●	●		●
Risk Management			●	●
Service and Operations	●	●		●	●		●
Corporate Administration and Oversight			●	●		●	●
Tenure and Independence
Tenure (years)(1)	23	19	14	3	9	3	2
Independence (Y/N)	N	N	N	Y	Y	Y	Y
Demographics – Age
Age	61	49	51	67	59	47	61
Demographics – Gender Identity
Male	●	●	●	●	●	●
Female							●
Non-Binary
Did Not Disclose
Demographics – Racial Identity
African American or Black
Alaskan Native or Native American
Asian	●	●				●
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White			●	●	●		●
Two or More Races or Ethnicities
Did Not Disclose
Demographics – LGBTQ+ Identity
LGBTQ+ (Y/N)	N	N	N	N	N	N	N
Did Not Disclose

(1)	Includes tenure as a member of the board of directors of our predecessor company.

Corporate Governance

    Board of Directors

The Board currently consists of seven (7) directors.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During AvePoint’s 2023 fiscal year, the Board held six (6) meetings, the Audit Committee held five (5) meetings, the Compensation Committee held four (4) meetings, and the Nominating and Corporate Governance Committee held four (4) meetings. During 2023, each director attended at least 75% of the aggregate of the total number of meetings of the Board and of each committee of the Board on which such director served.

It is AvePoint’s policy that all directors should attend annual meetings of AvePoint’s stockholders. All directors attended the 2023 Annual Meeting of Stockholders. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s participation in and contributions to the activities of the Board. The guidelines for the annual Board evaluation, meeting attendance, and the other criteria for Board membership are described in the Board’s Corporate Governance Guidelines, available at https://ir.avepoint.com/governance/governance-documents/default.aspx.

Each director is encouraged to be involved in continuing director education on an ongoing basis to enable them to better perform their duties and to recognize and appropriately address issues that arise. Board members are encouraged to attend seminars, conferences, and other continuing education programs designed especially for directors of public companies, including, but not limited to, accredited director education programs.

  Board Leadership Structure

Board Leadership Structure

The Board is currently led by an Executive Chairman, Mr. Gong (the “Executive Chairman”). The Board determined that Mr. Gong leading the Board was in the best interests of AvePoint and its stockholders because it allows AvePoint to benefit from Mr. Gong’s significant experience and accumulated expertise in AvePoint’s industry and AvePoint’s internal policies, practices and procedures to effectively and expertly guide the Board. Mr. Gong’s familiarity with AvePoint’s executives reinforces that the Board and executives will operate with continuity and common purpose. The Board is further comprised of a Lead Independent Director (as defined below) an independent Audit Committee Chairperson, an independent Compensation Committee Chairperson, and an independent Nominating and Corporate Governance Committee Chairperson. These independent positions align with AvePoint’s corporate governance policies and practices and assure adequate independence of and oversight by the Board.

Director Independence

The Board has affirmatively determined that all of the current directors, other than Mr. Gong, who is AvePoint’s Executive Chairman; Dr. Jiang, who is AvePoint’s Chief Executive Officer; and Mr. Brown, who is AvePoint’s Chief Legal and Compliance Officer and Secretary, are “independent” within the independence guidelines governing companies listed on the Nasdaq. Nasdaq Rule 5605 delineates the listing qualifications and requirements for a board of directors and committees, including the independence standards for board members. Nasdaq requires that a majority of the board of directors of a listed company be “independent” and further that all members of the audit, nominating and compensation committees be independent. Under Rule 5605, an “independent director” means a person other than an executive officer or employee of a company or any individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In other words, the question of independence must ultimately be determined by the Board which must make an affirmative finding that a director is independent. As noted above, the Board has affirmatively determined that Mr. Epstein, Mr. Ho, Mr. Teper and Ms. Schijns are “independent” within the independence guidelines set forth in the applicable Nasdaq listing standards. However, the Nasdaq rules specify certain relationships that would disqualify a person from being considered independent. Stock ownership is not on the list and is not enough, without more, to preclude independence.

The independent members of the Board elected a “Lead Independent Director” to facilitate the Board’s oversight of management and promote communication between management and the Board. Mr. Teper is the Company’s currently elected Lead Independent Director.

Mr. Teper leverages his deep understanding of the business to evaluate the right strategic opportunities and identify key risks and mitigation approaches on behalf of the Board. As Lead Independent Director, Mr. Teper is responsible for (i) presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and the CEO and Executive Chairman; (iii) presiding over meetings of the independent directors; (iv) consulting with the Executive Chairman in planning and setting schedules and agendas of Board meetings to be held during the year; and (v) performing such other functions as the Board may delegate.

The Board does not have a policy as to whether the chairman of the Board should be an independent director, an affiliated director, or a member of management. In the event the Board elects as its Executive Chairman a director who is not independent, the Board shall also designate a Lead Independent Director.

Nasdaq Rule 5605 specifies that the following people cannot be considered independent:

(i)

a director who is, or at any time during the past three years was, employed by the company, provided however, interim employment of less than one year would not be a disqualifier as long as such employment had since terminated. In addition, employment by an entity that was later acquired by the company would not disqualify a director from being independent provided the former officer was not employed by the company after the acquisition;

(ii)

a director who accepted or who has a family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than: (a) compensation for board or board committee service; (b) compensation paid to a family member who is an employee but not an executive of the company; (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or (d) compensation received while acting as an interim officer as long as such employment lasted for less than a year and has since terminated. Options received for services should be valued using a commonly accepted option pricing formula, such as the Black-Scholes or binomial model at the time of grant. The option value is considered a payment upon grant even if the option does not immediately vest or if there are conditions to vesting or exercise. This prohibition is meant to capture any compensation that directly benefits the director or family member and as such would include political contributions to a campaign by either. However, it is not meant to capture ordinary course business transactions such as interest on an arm’s-length loan;

(iii)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;
(iv)

a director who is, or has a family member who is, a partner in (other than limited partner), or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (a) payments arising solely from investments in the company’s securities; or (b) payments under non-discretionary charitable contribution matching programs;

(v)

a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity; or

(vi)

a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Reference to the “company” in Nasdaq Rule 5605 includes parents and subsidiaries or any other entities that the company consolidates financial statements with, including variable interest entities. Executive officer refers to any person covered by SEC Rule 16a-1(f) and in particular the company’s president, principal financial officer, principal accounting officer, any vice-present in charge of a principal business unit, division or function or any officer or person who performs a policymaking function, which can include officers of a parent or subsidiary.

  Board Committees

To support effective corporate governance, our Board delegates certain responsibilities to its committees, who report on their activities to the Board. These committees have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities.

Our Board has three standing committees:

■	Audit Committee, chaired by Mr. Ho;

■	Compensation Committee, chaired by Mr. Epstein; and

■	Nominating and Corporate Governance Committee, chaired by Mr. Teper.

The following table provides summary information about each committee followed by a summary of each committee’s responsibilities. Each committee has a charter describing its specific responsibilities which can be found on our website at https://ir.avepoint.com/.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Employee Directors
Xunkai Gong
Tianyi Jiang
Brian Michael Brown
Non-Employee Directors
Jeff Epstein		C	M
Jeff Teper	M	M	C
John Ho	C F
Janet Schijns	M	M	M

C = Chair

M = Member

F = Financial Expert

Each of these committees plays an important role in the governance and leadership of our Board and each is chaired by an independent director with significant business experience.

Audit Committee

During 2023, the Audit Committee of the Board was composed of three non-employee directors who meet the independence and expertise requirements of the Nasdaq listing standards: Mr. Ho, who is the Audit Committee Chairperson, Mr. Teper, and Ms. Schijns. Pursuant to SEC rules, the Board has determined that Mr. Ho is the “audit committee financial expert,” as such term is defined for purposes of Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee held five (5) meetings during 2023.

The Audit Committee operates under a written charter that is reviewed annually. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing AvePoint’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of AvePoint’s system of internal controls over financial reporting and disclosure controls and procedures, reviewing the financial statements and other financial information included in AvePoint’s annual and quarterly reports filed with the SEC, reviewing the efficacy of AvePoint’s information security and technology risks (including cybersecurity) and related policies and procedures, which include receiving quarterly reports from the Chief Legal and Compliance Officer who is tasked with monitoring cybersecurity risks, and exercising oversight with respect to AvePoint’s Code of Ethics and Business Conduct and other policies and procedures regarding adherence to legal requirements. The Audit Committee has the authority to retain and terminate any third-party consultants and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Audit Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Audit Committee charter is available on AvePoint’s website at https://ir.avepoint.com/governance/governance-documents/default.aspx.

Compensation Committee

During 2023, the Compensation Committee of the Board was composed of three non-employee directors who meet the independence requirements of the Nasdaq listing standards: Mr. Epstein, who is the Compensation Committee Chairperson, Mr. Teper, and Ms. Schijns. The Compensation Committee held four (4) meetings during 2023.

The Compensation Committee operates under a written charter that is reviewed annually. Pursuant to its charter, the principal functions of the Compensation Committee are to review, determine and approve the compensation and benefits of AvePoint’s Executive Officers, including the Executive Chairman and the other executive officers named in the “Summary Compensation Table” following the “Compensation Discussion and Analysis” section of this Proxy Statement, or “named executive officers,” as well as other officers, and to administer AvePoint’s employee benefit programs, including its 2021 Equity Incentive Plan (the “2021 Plan”). The Compensation Committee is responsible for reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management.

The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external accounting advisers. (See the “Compensation Discussion and Analysis” section of this Proxy Statement for information regarding the practices of the Compensation Committee, including the role of the officers and the Compensation Committee’s compensation consultant in determining or recommending the amount and form of compensation paid to the named executive officers.) The Compensation Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Compensation Committee charter is available on AvePoint’s website at https://ir.avepoint.com/governance/governance-documents/default.aspx.

Nominating and Corporate Governance Committee

During 2023, the Nominating and Corporate Governance Committee was composed of three non-employee directors who meet the independence requirements of the Nasdaq listing standards: Mr. Teper, who is the Nominating and Corporate Governance Committee Chairperson, Mr. Epstein, and Ms. Schijns. The Nominating and Corporate Governance Committee held four (4) meetings during 2023.

The Nominating and Corporate Governance Committee operates under a written charter that is reviewed annually. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and for making recommendations to the Board regarding Board size and membership qualifications, Board committees, and corporate organization. In addition, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding corporate governance guidelines and related matters, including enterprise risk management, privacy, cybersecurity, personal data security, and corporate social responsibility.

The Nominating and Corporate Governance Committee has the authority to retain and terminate any search firm engaged to identify director candidates, and to obtain advice and assistance from outside advisors, as it deems appropriate in its sole discretion. The Nominating and Corporate Governance Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Nominating and Corporate Governance Committee charter is available on AvePoint’s website at https://ir.avepoint.com/governance/governance-documents/default.aspx.

  Board Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to AvePoint and its stockholders. While the Executive Chairman, CEO and other members of the executive leadership team are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within AvePoint and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputational risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership through independent board committees, majority independent board composition, and a Lead Independent Director, with an experienced Executive Chairman who has extensive knowledge of the business, history, and the complex challenges AvePoint faces. The Executive Chairman’s in-depth understanding of these matters and involvement in the day-to-day management of AvePoint uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. In addition, the Lead Independent Director’s extensive experience and understanding of the business positions him to evaluate the right strategic opportunities and identify the key risks and mitigation approaches for the Board’s review. The Executive Chairman Lead Independent Director, independent committee chairs and other directors also are experienced executives who can and do raise issues for Board consideration and review, and who are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between these parties which enhances risk oversight.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular attendance at all committee meetings by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. At each quarterly meeting, or more often as necessary, the Chief Legal and Compliance Officer provides written and/or oral reports to the Board on the critical issues we face, and each officer reports on recent developments in their respective operating area. These reports include a discussion of business risks as well as a discussion regarding enterprise risk. In addition, at each quarterly meeting, or more often as necessary, the Chief Legal and Compliance Officer updates the Board on material legal and regulatory matters.

The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full Board and its committees. The Audit Committee meets regularly with our Chief Financial Officer, Chief Legal and Compliance Officer, independent auditor and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices and ensuring executive compensation is aligned with performance. The Compensation Committee is also charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans, reviewing and retaining compensation advisers, and considering the results of the non-binding advisory say-on-pay vote and determine what adjustments, if any, are necessary or appropriate for AvePoint to make to its compensation policies and practices in light of the results of such vote. The Compensation Committee meets regularly with the Chief Legal and Compliance Officer and Chief Operating Officer (“COO”) and other executive officers as well as in separate sessions with AvePoint’s external compensation consultant to facilitate a full and candid discussion of executive performance and compensation.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, Board compensation, director independence, and our corporate governance profile and ratings. The Nominating and Corporate Governance Committee also is actively engaged in overseeing risks associated with succession planning for the Board and management.

  Environmental, Social and Governance Matters

We recognize the importance of environmental, social and governance (“ESG”) matters and how they impact our customers, employees, community partners, and stockholders. We believe appropriately prioritizing ESG issues is an important component of corporate social responsibility and comprehensive fiscal management. In addition, we believe that strong ESG programs and practices are critical to attracting the best talent, executing on our corporate strategies, maintaining a robust supplier and channel partner base, and innovating to meet our consumers’ evolving expectations.

In 2023, our internal ESG Committee, chartered by the Nominating and Corporate Governance Committee of AvePoint’s Board of Directors (the “Board”), began meeting to address ESG priorities. The ESG Committee was divided into sub-committees to address each element of ESG matters and each subcommittee set forth goals for 2023. The disclosure below describes the goals of our ESG program to allow our stakeholders to be informed about our progress and future direction.

1. Environmental

Across our twenty-five offices, we strive to reduce our environmental footprint, operate more efficiently, and engage our personnel in social initiatives that directly impact their lives. To fulfill our aim of integrating environmental sustainability into everything we do, we have implemented numerous projects across our operations to limit our environmental impact, such as implementing paperless campaigns, the encouragement of recycling and elimination of paper products, the sourcing of office resources from sustainable sources, and the recycling of physical IT assets.  In addition, we also strive to make operational decisions with attention to environmental impact and have LEED certified offices in the United States and maintain other energy certifications and maximization projects in our offices abroad.

As a software company, we were an early mover to transition from traditional on-premises software solutions to software-as-a-service and hybrid deployments. Not only does cloud computing help meet the needs of our customers, but it also has tremendous benefits to the environment, including greater energy efficiency, lower carbon emissions, and reduced carbon footprints. In furtherance of our goals to reduce unnecessary use, we review the data on the environmental impact of physical server providers and only use server providers who publish such data.

2. Social

As a global company, we have a tremendous opportunity – and responsibility – to do good. We strive to exemplify our core values of agility, passion and teamwork every day to ensure the success of our colleagues, customers, partners, and stakeholders as well as make a positive impact in the communities where we live and work. To do this, we are committed to creating and empowering access to a variety of opportunities:

Philanthropy

As a global organization, we strive to create pathways to success for individuals and communities through education. At the heart of our work—volunteering, partnerships, donations, and advocacy—is the vision of a world where everyone, no matter where they live, which resources they have, or what challenging circumstances they face, has a path to self-reliance and resilience. We empower our people to volunteer as individuals and as teams in support of community not-for-profit groups around the world. Our partners range from organizations that advance education for underrepresented minorities across our industry, to those that champion public policies aimed at fostering innovation and growth. In 2023, we continued our partnership with Girls Who Code, an organization that is committed to building the largest pipeline of future female engineers and has engaged over 500,000 girls, women, and nonbinary individuals through in-person programming. We also continued to work with Voices for Innovation, which enables us to champion policies that enable technology to address societal challenges, including protecting data privacy, strengthening cyber defenses, and ensuring people have affordable and accessible high speed internet.

Inclusion, Diversity, Equity and Allyship

Our organization is proud to employ talent from many different backgrounds, experiences, and identities. Diversity and inclusion drive our success and is at the core of how we hire, communicate and collaborate to deliver value and excellence. We are committed to fostering an environment where people can bring their whole selves to work and feel a sense of belonging. Through our employee resource groups, internal mobility opportunities across the countries in which we operate, and external partnerships with underrepresented minority networks, we continue to work toward creating a workforce that represents the diversity of our customers and communities. In 2023, through our IDEA (Inclusion, Diversity, Equity and Allyship) Committee, we continued to support the growth and impact our employee resource groups have in driving greater awareness and understanding within our company as well as make a positive impact in our local communities. We furthered our commitment to inclusion through initiatives such as providing a scholarship for an underrepresented student to pursue higher education at Virginia Commonwealth University, a minority-serving institution, leading philanthropic efforts to aid the National Center for Children and Families, and expanding our Women in Technology employee resource group globally to open new chapters in our EMEA and APAC offices.

Supporting Agents of Change: Our Talent

We are committed to investing in our people and nurturing a growth mindset across our organization. Our talent development philosophy builds upon the idea that business growth and success come from a culture of collaboration and creativity, and that our people should feel empowered to craft their careers, make an impact, and own their futures. Our portfolio of learning and development programs equips our leaders and managers with the skills and confidence to lead high-performing teams, and supports our individual contributors with the tools and resources to contribute impactfully in their roles from the moment they join AvePoint.

Responsible Use of Artificial Intelligence

At AvePoint, we recognize that artificial intelligence (“AI”) continues to rapidly transform the business landscape. As such, we are committed to the safe, ethical, and responsible use of AI both within our company and for the broader technology industry. We have implemented robust training, policies, and procedures to ensure our employees are educated on the responsible use of AI. Further demonstrating our commitment, AvePoint is a founding member of the AI Trust Foundation, a non-profit membership organization designed to be the leading voice for promoting beneficial AI through education and outreach at all levels of society. Through internal governance and external collaboration, we aim to set the standard for acceptable and responsible use of AI.

3. Corporate Governance

Social Responsibility Support from the Top

At AvePoint, our corporate governance practices support our core values of agility, passion, and teamwork. These practices provide a framework for the proper operation of our company, consistent with our stockholders’ best interests and the requirements of law.

We are committed to managing our affairs consistent with the highest principles of business ethics and with the corporate governance requirements of both Nasdaq and applicable law. In keeping with these principles:

■	A majority of our Board members are independent of AvePoint and its management;
■	All members of our three Board committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee—are independent of AvePoint and its management;
■	We have a transparent and publicly available Code of Ethics and Business Conduct that outlines our corporate policies to which all employees, officers and directors must adhere;
■	We have a corporate compliance training program which requires and monitors trainings given on an annual basis; and
■	The charters of our Board committees clearly establish their respective roles and responsibilities.

Management of Corporate Governance Resources

In 2023, we took significant steps to reinforce our commitment to corporate governance and ethical practices, aligning with our strategic priorities. We first undertook a comprehensive review of our corporate governance policies, ensuring they were in line with current industry standards and regulatory requirements. This thorough examination laid the groundwork for subsequent enhancements and developments.

One notable outcome of this review was the complete overhaul of our corporate governance site, a crucial resource for stakeholders seeking insight into the company’s policies and procedures. By making our extensive list of policies publicly available at a designated web address, https://ir.avepoint.com/governance/governance-documents/default.aspx, we demonstrated transparency and accountability, fostering trust and confidence among investors, customers, and the broader community.

In addition, we introduced several new policies aimed at addressing emerging issues and reflecting our values. These included a Gifting Policy, Global Human Rights Policy, Supplier Diversity Policy, Environmental Policy Statement, and a Compensation Recovery Policy. Each of these policies underscored our commitment to responsible business practices, social responsibility, and environmental stewardship.

The Company is committed to promoting high standards of honest and ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company adopted its Compensation Recovery Policy (“Clawback Policy”) in compliance with Section 10D of the Exchange Act, effective September 7, 2023. The Clawback Policy is administered by the Compensation Committee and enables the Company to recover from specified current and former executive officers certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws for the three most recent completed fiscal years. Such recovery will be made without regard to any individual knowledge or responsibility related to the accounting restatement.

In tandem with these policy developments, we updated our Code of Ethics and Business Conduct to incorporate additional key policies and mechanisms for reporting violations. This ensures that employees and other stakeholders are equipped with clear guidelines and avenues for addressing ethical concerns, thereby promoting integrity and accountability throughout the organization.

Recognizing the importance of ongoing education and awareness, we introduced a new training program focused on the giving and receiving of gifts and business courtesies. By providing employees with guidance on navigating potentially sensitive situations, the company aimed to mitigate risks and uphold its ethical standards in all business dealings. In addition, we prioritized accessibility and relevance in our corporate compliance trainings, revising and simplifying the content to make it more applicable to employees at all levels and the compliance issues they may encounter. This approach aimed to empower all employees to understand and adhere to company policies, furthering our goal of fostering a culture of compliance and ethical conduct across the organization.

Our initiatives in 2023 underscored our commitment to robust corporate governance, ethical business practices, and employee empowerment. By proactively reviewing, updating, and communicating its policies, the company demonstrated its dedication to transparency, accountability, and responsible stewardship in pursuit of its strategic objectives.

Earning the World’s Trust

As a global company which is responsible to employees, stockholders and customers, our vision for AvePoint is to build an environment in which we earn trust and confidence every day through enabling collaboration and innovation through our commitment to privacy, security, and transparency.

Commitment to powering proactive data security programs

We understand the importance of security and operational risk management and are committed to providing organizations with relevant metrics which help them make decisions that are proactive rather than reactive. When done in conjunction with policies, education and measurement, organizations can balance collaboration and transparency with data protection and privacy. We seek to earn trust not just with robust security and privacy practices, but with the way we operate and organize our business.

Aligning to clear privacy principles

We have a policy of transparency regarding our data collection, use, retention and sharing practices. It is our commitment to implement appropriate technical security measures to protect all AvePoint stakeholders and manage third party risk. We use this foundation and discipline to develop market-leading privacy and security products and deliver world class customer service. Our software, processes and services have obtained industry-leading security and privacy certifications.

We have obtained three ISO certifications that attest to our compliance with the highest standards of information security and privacy. These certifications are based on the ISO 27001, ISO 27017, and ISO 27701 standards, which cover the requirements for an information security management system (ISMS), cloud security, and privacy information management system (PIMS), respectively. Further attestations include SOC 2 Type II, compliance with HITRUST CSF v11.0.1., Information Security Registered Assessors (IRAP) Program, FedRAMP, and more.

Our achievement of these certifications and attestations showcases our dedication to protecting personal data and complying with privacy regulations. This certification solidifies our position as a trusted partner for organizations seeking robust privacy information management systems. By adopting ISO standards, we empower businesses to navigate privacy requirements across jurisdictions effectively, ensuring the security of sensitive information and fostering trust in the digital realm.

We also seek to align our supply chain to similar standards of privacy and security. To that end, we have implemented a rigorous program to assess the privacy and security policies and procedures of our own vendors and suppliers so that our stakeholders receive a consistent approach to privacy and security matters.

Advancing cybersecurity

Cybersecurity is a central challenge for companies around the world as they continue on the digital transformation. Ransomware attacks have become one of the top security threats for organizations, especially as increased collaboration can lead to more vulnerabilities. The cost to recover stolen data can be millions of dollars, in addition to substantial reputational damage. AvePoint Ransomware Detection, and its Ransomware Warranty for MSPs, which primarily serves small business clients, gives assurance that companies will be protected.

Strengthening our offerings by first strengthening ourselves

We have built a resilient, scalable and secure IT environment by investing in complementary industry leading technology and security solutions, in addition to utilizing our own software platform. In addition, we have built a corporate culture in which privacy and security are enablers of productivity, collaboration and trust; we balance the free flow of information with the risk of inappropriate access and/or disclosure; and we implement a risk-based approach to privacy and security that will allow us to maintain not only legal and regulatory compliance in the jurisdictions in which we operate, but also to facilitate business and innovation at AvePoint.

  Compensation Committee Interlocks and Insider Participation

Jeff Epstein was an officer of Apex prior to the closing of the Apex Business Combination. Following the consummation of the Apex Business Combination, no member of the Compensation Committee is or has been an officer or employee of AvePoint or any subsidiary of AvePoint. There are no interlock relationships as defined in applicable SEC rules. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of any other entity that has one or more executive officers that serve as a member of the board or compensation committee.

  Director Nomination Policy

The Board has, by resolution, adopted a director nominations policy (the “nominations policy”). The purpose of the nominations policy is to set forth the process by which candidates for directors are selected. The nominations policy is administered by the Nominating and Corporate Governance Committee of the Board.

The Board does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board, the Nominating and Corporate Governance Committee will take into account AvePoint’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to AvePoint’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and Nasdaq rules; service on other boards of directors; sufficient time to devote to Board matters; ability to work effectively and collegially with other Board members; and diversity. In considering the diversity of candidates, the Nominating and Corporate Governance Committee considers an individual’s background, professional experience, education and skill, race, gender and/or national origin. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee will review such directors’ overall service to AvePoint during their term, including the number of meetings attended, level of participation, quality of performance and any transactions by such directors with AvePoint during their term. For those potential new director candidates who appear upon initial consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, and AvePoint’s advisers. The Nominating and Corporate Governance Committee has used in the past, and may use in the future, the services of an executive search firm to help identify candidates for directors who meet the qualifications outlined above. The search firm screens the candidates, conducts reference checks, prepares a biography of each candidate for committee review and assists in arranging interviews.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by the Secretary not less than 90 days and not more than 120 days prior to the date for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, to be timely, the written recommendation by the stockholder must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of  (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Among many other requirements as set forth in the Company’s Bylaws, recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to AvePoint, Inc., 901 East Byrd Street, Ste. 901, Richmond, VA 23219, Attention: Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of AvePoint’s director nominations process. The Nominating and Corporate Governance Committee intends to review the nominations policy as it considers advisable and anticipates that modifications may be necessary from time to time as AvePoint’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Corporate Governance Committee may amend the nominations policy at any time.

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, our Bylaws include procedures that a stockholder must follow to nominate director candidates for election to the Board or propose other business. The procedures are summarized under “Questions and Answers About These Proxy Materials and Voting - When are stockholder proposals and director nominations due for next year’s annual meeting?” on page 8.

  Communications with the Board of Directors, Reporting Questionable Accounting, Internal Accounting Controls and Auditing Matters

The Board welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Security holders and other interested parties may communicate any concerns they may have about AvePoint directly and confidentially to either the full Board or the non-management directors as a group, or an individual director, by writing to: “Board of Directors” or “Non-Management Directors” or Name of Individual Director, AvePoint, Inc., 901 East Byrd Street, Ste. 901, Richmond, VA 23219, Attention: Secretary.

Stockholders and other interested parties may also make reports or provide other types of communication via the AvePoint Anonymous Reporting Hotline at https://www.lighthouse-services.com/avepoint, or by emailing the AvePoint Anonymous Reporting Email at reports@lighthouse-services.com (be sure to identify your organization in the email), or by calling the appropriate number below:

●	English speaking USA and Canada: 833-950-4544
●	Spanish speaking USA and Canada: 800-216-1288
●	French speaking Canada: 855-725-0002
●	Spanish speaking Mexico: 01-800-681-5340
●	China-north, Beijing CNCG: 108-888
●	China, PCR-South, Shanghai (China Telecom): 01-811
●	All other countries: 800-603-2869

An independent third-party vendor maintains the AvePoint Anonymous Reporting Hotline, which is available 24 hours a day, 365 days a year. A caller wishing to be identified may indicate his or her name in the message. All calls are forwarded to the Chief Legal and Compliance Officer. The Chief Legal and Compliance Officer then reviews and forwards all communications to the Board member or members that the caller designates, except for those communications that are outside the scope of Board matters or duplicative of other communications previously forwarded to the intended recipients. The Chief Legal and Compliance Officer will retain copies of all communications and maintain a record of whether the communications were forwarded and, if not, the reason why not.

  Stockholder Engagement

We proactively engage with stockholders and other stakeholders throughout the year to learn their perspectives on significant issues, including AvePoint performance and strategy, corporate governance, executive compensation, and ESG topics. This engagement helps us better understand stockholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share them with our Board as appropriate.

  Availability of Code of Ethics and Business Conduct, Bylaws, Corporate Governance Guidelines, and Committee Charters

We have adopted a Code of Ethics and Business Conduct (the “Code”), which is applicable to all of our directors, officers and employees, including our Executive Chairman, Chief Executive Officer, Chief Legal and Compliance Officer, and Chief Financial Officer. Our Code, our Bylaws, our Corporate Governance Guidelines, and the charters of each standing committee of our Board are available free of charge at our Investor Relations website, https://ir.avepoint.com/. Copies of the foregoing are available in print for any stockholder that requests them. Requests for copies of these documents should be directed to Secretary, AvePoint, Inc., 901 East Byrd Street, Ste. 901, Richmond, VA 23219.

To the extent required by SEC rules, AvePoint intends to disclose any amendments to the Code, and any waiver of a provision of the Code with respect to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website referred to above within four business days following any such amendment or waiver, or within any other period that may be required under SEC rules from time to time.

Additional Information

At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

●

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

●	Announcements of investor conferences, speeches, presentations, and events at which our executives discuss our products, services, competitive strategies, and other aspects of our business.
●	Press releases on quarterly results, product and service announcements, legal developments, and national and international news.
●

Corporate governance information including our Certificate of Incorporation, Bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

●

Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

Non-Employee Director Compensation

The Compensation Committee is responsible for making recommendations to the Board regarding non-employee director compensation. In accordance with this authority, the Compensation Committee utilizes the independent compensation consultant, Compensia, Inc. (“Compensia”), to advise the Compensation Committee on matters related to director compensation.

The Company’s director compensation program was reviewed by Compensia in 2023 relative to a peer group of companies (the “Peer Group”). The Peer Group was reviewed by Compensia prior to each compensation review.

After review, the Compensation Committee resolved to provide the following compensation to non-employee directors for their service as members of the Board and as members of the various Board committees effective as of May 25, 2023:

■	An annual cash retainer of $36,000;
■	A $4,000 cash incentive payment for service as a member of the Nominating and Corporate Governance Committee;
■	A $10,000 cash incentive payment for service as a member of the Audit Committee;
■	A $6,000 cash incentive payment for service as a member of the Compensation Committee;
■	A $20,000 cash incentive payment for service as the Audit Committee Chairperson;
■	A $12,000 cash incentive payment for service as the Compensation Committee Chairperson;
■	A $10,000 cash incentive payment for service as the Nominating and Corporate Governance Committee Chairperson;
■	A $175,000 one-time restricted stock unit (“RSU”) grant for the initial year of service on the Board, which vests one year after the grant is awarded; and
■	Annual $175,000 RSU grants for each additional year of service on the Board (subject to the annual approval of such grant amounts by the Compensation Committee), in each case vesting annually.

Non-employee directors receive stock-based compensation under the 2021 Plan.

We also reimburse our directors for reasonable out-of-pocket and travel expenses incurred in connection with their service on the Board.

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2023, by non-employee directors. Mr. Gong, Dr. Jiang, and Mr. Brown also served as directors but did not receive any additional compensation for their service as directors. Their compensation as executive officers is set forth below in the “Summary Compensation Table.”

Non-Employee Director	Fees Earned or Paid in Cash (US$)(1)	Stock Awards (US$) (2)	Total (US$)
Jeff Epstein	$56,000	$175,000	$231,000
Jeff Teper	$62,000	$175,000	$237,000
John Ho	$60,500	$175,000	$235,500
Janet Schijns	$52,000	$175,000	$227,000

(1)	This column represents the cash retainers, committee fees and committee chairperson fees, where applicable, paid to each non-employee director in 2023.
(2)

The amounts reported in this column represent the grant date fair value of the RSU awards made to each non-employee director on the date of grant, June 1, 2023, calculated in accordance with FASB ASC Topic 718. Aside from the 26,636 RSUs granted to each non-employee director on June 1, 2023, Jeff Teper also had 479,048 share subject to options outstanding as of the end of fiscal year 2023.

The annual director fee and the annual committee fees are paid in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completes board or committee service. Such fees are paid in the form of cash, provided that a director may elect to receive all or any portion of such fees in the form of a grant of RSUs (as determined by the Compensation Committee). The fiscal year for granting outside directors’ equity is June 1 through May 30. The annual equity grants are typically made on the first business day in the month of June of each year.

All grants of RSUs vest one year after the grant is awarded, provided that the grants will immediately vest in the event of death, disability, retirement, or termination in connection with a change in control.

The compensation paid to our non-employee directors is designed to deliver compensation of approximately 25% in cash and 75% in equity (assuming a director does not elect to receive additional equity in lieu of cash, as described above), with the objective of appropriately balancing the pay of non-employee directors for their service while linking their compensation closely to returns to stockholders through the potential for enhanced value from future stock price appreciation.

The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.

  Anti-Hedging and Anti-Pledging within Insider Trading Policy

In 2021, the Board also adopted, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, an insider trading policy (the “Insider Trading Policy”). The Insider Trading Policy governs the purchase, sale and other dispositions of AvePoint’s securities by directors, officers and employees, and by AvePoint itself, and is designed to promote compliance with insider trading laws, rules and regulations and any Nasdaq requirements applicable to AvePoint. Additionally, the Insider Trading Policy is inclusive of anti-hedging and anti-pledging mechanics applicable to our employees, officers, employee directors, and non-employee directors. The Insider Trading Policy prohibits our directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of AvePoint equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering AvePoint equity as collateral for indebtedness. Any material waiver, variation, modification, or amendment to the Insider Trading Policy in connection with a proposed activity by an executive officer or director is subject to review and approval by the Chief Legal and Compliance Officer and the Audit Committee.

Named Executive Officers

The table below sets forth information concerning our executive officers covered in the “Compensation Discussion and Analysis” section of this Proxy Statement. We refer to them as the “named executive officers.”

Named Executive Officer	Age	Position with Company
Xunkai Gong	61	Executive Chairman
Tianyi Jiang	49	Chief Executive Officer
Brian M. Brown	51	Chief Legal and Compliance Officer
James Caci	59	Chief Financial Officer

Xunkai Gong was appointed as our Executive Chairman and a director in July of 2021. Prior to that, Mr. Gong served as our predecessor company’s Chairman and Co-Chief Executive Officer alongside Dr. Jiang from 2008 to 2021, Chief Executive Officer from 2001 to 2008 and a director from 2001 to 2021. Mr. Gong holds a master’s degree in computer engineering from University of Chinese Academy of Sciences, a master’s degree in computer science from Southern University and Agricultural and Mechanical College at Baton Rouge, and a bachelor’s degree in electrical and electronics engineering from Dalian University of Technology.

Tianyi Jiang was appointed as our Chief Executive Officer and a director in July of 2021. Prior to that, Dr. Jiang served as our predecessor company’s Co-Chief Executive Officer alongside Mr. Gong from 2008 to 2021 and director from 2005 to 2021. Dr. Jiang holds doctorate and master’s degrees in Data Mining from New York University in addition to a bachelor’s degree and master’s degree in Electrical and Computer Engineering from Cornell University.

Brian M. Brown was appointed as AvePoint’s Chief Legal and Compliance Officer, Secretary of the Board and a director in July of 2021. Prior to that, Mr. Brown served as our predecessor company’s General Counsel and Chief Operating Officer from 2004 to 2021 and director from 2008 to 2021. 8. Mr. Brown holds a bachelor’s degree from the University of Michigan and a Juris Doctor from Michigan State University. Prior to joining AvePoint, Mr. Brown practiced as a securities and M&A attorney with the law firm of McGuireWoods LLP.

James Caci was appointed as our Chief Financial Officer in August of 2021 and previously served as our predecessor company’s Chief Financial Officer from 2010 to 2013. From April 2020 to August of 2021, Mr. Caci held the position of Chief Financial Officer at Brand Value Accelerator, LLC, an industry leading digital commerce services firm. From March 2016 to April 2020, Mr. Caci served as the Chief Financial Officer of Nicopure Labs.. Mr. Caci brings more than 25 years of experience leading the strategic finance operations at both public and privately held SaaS and IT service companies. Mr. Caci has a BS in Business Administration from Montclair State University.

Compensation Discussion and Analysis

  Introduction

This section describes AvePoint’s compensation program for its named executive officers.

This Compensation Discussion and Analysis focuses on the material elements of our executive compensation program in effect for the 2023 fiscal year. It also provides an overview of our executive compensation philosophy and why we believe the program is appropriate for AvePoint and its stockholders. Finally, we discuss the Compensation Committee’s methodology for determining appropriate and competitive levels of compensation for the named executive officers. Details of compensation paid to the named executive officers can be found in the “Elements of Executive Compensation” section below.

Our executive compensation program is intended to align the interest of our named executive officers with those of our stockholders by rewarding performance that meets or exceeds the goals the Board and Compensation Committee establish with the objective of increasing stockholder value. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance as well as market data for each role. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive and long-term equity incentives.

  2023 Say-on-Pay Results and Considerations

The Company provides its stockholders the opportunity to cast an annual non-binding advisory vote on executive compensation (a “say-on-pay proposal”). The Company and the Compensation Committee of the Board consider the outcome of AvePoint’s say-on-pay proposal when making future compensation decisions for the executive officers of AvePoint. Although this vote is advisory (and therefore not binding on AvePoint), the Company, the Compensation Committee and the Board carefully review this result each year and consider it, along with other communications from stockholders relating to our compensation practices, in making future compensation decisions for AvePoint’s executive officers. At our 2023 annual meeting, 94.96% of the shares present and entitled to vote approved our say-on-pay proposal regarding 2022 compensation. Based on these results, the Compensation Committee believes the Company’s compensation design and programs have strong stockholder support.

  Compensation Philosophy and Objectives

What person or group is responsible for determining the compensation levels of named executive officers?

The Role of the Compensation Committee. The Compensation Committee, pursuant to its charter, reviews, determines and approves the compensation, including base salary, and annual and long-term incentives of AvePoint’s Executive Chairman, CEO, the other named executive officers, as well as the other officers. Additionally, the Compensation Committee administers AvePoint’s compensation programs, including the 2021 Plan.

The Role of Consultants. The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Compensation Committee has the authority to compensate its outside advisers without obtaining approval of the Board. In accordance with this authority, the Compensation Committee retained Compensia in 2023 as the Compensation Committee’s independent compensation consultant to advise the Compensation Committee on matters related to CEO and other officer compensation. The Compensation Committee assessed Compensia’s work as required under rules of the SEC and concluded that it did not raise any conflicts of interest and that Compensia was independent within Nasdaq’s listing standards.

The consultant’s assignments are determined by the Compensation Committee Chairperson. At the request of the Compensation Committee Chairperson, the consultant assists in developing the Peer Group of companies and compensation surveys to be used for the competitive analyses, prepares the market analysis of named executive officer compensation, prepares a financial analysis of AvePoint’s performance vis-à-vis the Peer Group and analyzes the relationship between CEO pay and company performance, constructs market competitive ranges of pay opportunity for base salaries, annual cash incentive targets, and long-term equity incentive awards for named executive officers, and reviews the annual and long-term incentive plans for linkage to key business objectives and Company performance. The consultant advises the Compensation Committee as to the compensation of executive officers of AvePoint, but does not recommend any specific pay level changes for executive officers.

In 2023, the total fees paid to Compensia for services performed during 2023 relating to executive compensation were $48,378.40.

The Role of Executives. The Company’s Executive Chairman, CEO, COO and Chief Legal and Compliance Officer are actively involved in the executive compensation process. The CEO and COO review the performance of each of the named executive officers and, within the defined program parameters, recommend to the Compensation Committee base salary increases, annual incentive targets and long-term equity awards for such individuals. The COO ensures the executive compensation program attracts, retains, and motivates AvePoint’s executive team and potential executive hires. The COO and Chief Legal and Compliance Officer attend the meetings of the Compensation Committee, but do not participate in the Compensation Committee’s executive sessions.

What are AvePoint’s executive compensation principles and objectives?

The Compensation Committee believes that the structure of the compensation program for named executive officers should be designed to attract, motivate, and retain key talent to promote the long-term success of AvePoint, and to balance these objectives with a strong link to stockholder return and other measures of performance that drive total stockholder return (“TSR”).

The Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be closely aligned with the interests of AvePoint’s stockholders. The core principles of AvePoint’s executive compensation program include the following:

■

Pay competitively: The Compensation Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to AvePoint can result in that individual’s total compensation being higher or lower than AvePoint’s target market position. The Compensation Committee regularly utilizes the assistance of the compensation consultant to provide information on market practices, programs, and compensation levels.

■

Pay-for-performance: The Compensation Committee structures the executive compensation program to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, with the goal of fostering stockholder value creation in the short and long-term. In addition, the Company plans to introduce performance-based RSUs as a component of the long-term equity compensation for its name executive officers for 2024.

■

Create an ownership culture: The Compensation Committee believes that using equity compensation to instill an ownership culture effectively aligns the interests of management and stockholders. To promote this alignment, the Compensation Committee granted equity awards in 2023 which were comprised of time-based stock options and time-based RSUs to provide incentives for named executive officers to enhance stockholder value.

■

Utilize a total compensation perspective: The Compensation Committee considers all of the compensation components — base salary, annual cash incentive, long-term equity incentives, benefits and perquisites — in total.

■

Improved financial performance: The Company aggressively pursues strategies intended to improve its financial and operational performance by expanding its product offerings, enhancing its sales channels, improving production performance, including quality, efficiency, capacity, and lowering costs. The Compensation Committee believes in utilizing a compensation program that appropriately rewards executives for the achievement of these objectives.

The COO and the Compensation Committee regularly review the executive compensation program and philosophy to assess whether the program promotes the objectives of enabling AvePoint to attract and retain exceptionally talented executives and to link total compensation to AvePoint’s ability to meet its annual financial and non-financial goals and, in the longer term, to produce enhanced levels of TSR. Based on such reviews, programmatic changes have been implemented at various times to enhance consistency of the various compensation elements with the program’s philosophy.

  How Do We Determine Executive Pay?

Comparison Data: Benchmarking in comparison to the Peer Group is one of several factors considered in the compensation process but is not in and of itself determinative. The relative position of an individual named executive officer in comparison to the Peer Group is based on their respective competencies, experience and performance. While we do not establish executive pay based solely on benchmarking data, we believe that our pay levels and practices should be within a range of competitiveness with our Peer Group and benchmarking provides us with an assessment of reasonableness and competitiveness; however, each individual’s actual compensation is based on numerous factors including the individual’s level of experience in the role and the annual and long-term performance of both AvePoint and the individual.

The Compensation Committee reviews target total direct compensation, which consists of base salary, target annual cash incentive, and long-term equity incentives, to the Peer Group. The Compensation Committee utilizes this comparison data for its named executive officer compensation because the Compensation Committee believes this is the best way to determine whether such compensation is competitive with AvePoint’s labor market for executive talent.

Peer Group: The Compensation Committee takes into account a number of factors for each potential Peer Group company including, but not limited to, size (revenues, growth rates, market capitalization and number of employees), nature of business (business comparators and similar customer base), organizational complexity and business model (span and scope of the organization), competition for executive talent (organizations from which executives may be recruited to and from) and location. While all of the aforementioned factors are taken into account, the Compensation Committee considered the most important factors to be size, market capitalization, nature of business and competition for executive talent as these provide the most meaningful insight into competitive practices.

The Peer Group for fiscal year 2023 included the following companies:

Alkami Technology	ForgeRock	Semrush Holdings
BTRS Holdings	JFrog	Sumo Logic
ChannelAdvisor	Matterport	Telos
Couchbase	Mitek Systems	Upland Software
CS Disco	Model N	Yext
Domo	PagerDuty	Zeta Global Holdings
Intapp	Ping Identity Holding	Zuora

The Compensation Committee utilized the same peer group from 2022 and asked Compensia to age the data for relevance in 2023 in determining market positioning.

  Elements of Executive Compensation

Base Salary

Base salary is annual fixed cash compensation, and is a standard element of compensation necessary to attract and retain talent. Base salary is the principal non-variable element of AvePoint’s total compensation program.

Base salaries reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contributions each named executive officer delivers to AvePoint.

Base salaries are determined by competitive levels in the market, based on AvePoint’s Peer Group and the results of executive compensation surveys, for executives with comparable responsibilities and job scope. Base salary increases, if any, are based on individual performance, market conditions and Company performance. To gauge market conditions, the Compensation Committee evaluates the Peer Group and market data compiled by its consultant. Base salaries are set following review of this data upon consideration of the named executive officer’s experience, tenure, performance, and potential.

The annualized base salaries of the named executive officers are as follows:

Named Executive Officer	2022 Base Salary	2023 Base Salary
Xunkai Gong	$400,000	$400,000
Tianyi Jiang	$450,000	$450,000
Brian Michael Brown	$350,000	$350,000
James Caci	$315,000	$350,000(1)

(1)	On January 1, 2023, James Caci's salary changed from $315,000 to $350,000.

Annual Incentive Plan

The Annual Incentive Plan (“AIP”) is a cash incentive that provides our executive officers with the opportunity to be rewarded annually based on the achievement of AvePoint’s key financial goals. The Compensation Committee sets the target annual cash bonus for each named executive officer as a percentage of the executive’s annual base salary. Award opportunities are established at threshold, target and maximum levels. The maximum level for each performance criterion under the AIP is typically capped at 150% of target. The actual amount of the award is determined based on the level of achievement against each financial goal after the completion of the performance period. For 2023, the Compensation Committee approved the following target incentive percentages for each named executive officer:

Named Executive Officer	Target Incentive as a % of Base Salary
Xunkai Gong	100%
Tianyi Jiang	80%
Brian M. Brown	100%
James Caci	90%

2023 Goals, Target Setting and Results. In February 2023, the Compensation Committee selected annual recurring revenue (“ARR”), total revenue and non-GAAP operating income as the key financial performance measures to determine the level of payout for each named executive officer. For purposes of this section, “non-GAAP operating income” means GAAP operating income plus stock-based compensation expense and the amortization of acquired intangible assets. The Compensation Committee set target goal values that aligned with the Company’s growth objectives and financial guidance. The goals, target values and financial results appear below:

Goal ($ in millions)	Weight	Fiscal Year 2023 Award Targets			Fiscal Year 2023 Results	Payout as a % of Target Incentive
		Threshold	Target	Maximum
Total Revenue	40%	$248.7	$270.3	$291.9	$271.8	101.6%
ARR	40%	$242.9	$264.0	$285.1	$264.5	101.2%
Non-GAAP Operating Income	20%	$9.8	$19.6	$29.4	$22.2	114.8%
Payout (as a % of target annual bonus opportunity)		50%	100%	150%
Weighted Average payout as a % of Target						104.1%

2023 Payouts. The Company’s fiscal year 2023 results exceeded all bonus targets, and the bonus payout amount was calculated to be 104.1%. The payout amount was calculated using the bonus targets and payout structure approved by the Compensation Committee in February 2023. The individual named executive officer bonus payout amounts were then reviewed and approved by the Compensation Committee.

Actual payouts to each of the named executive officers in February 2024 were calculated as follows:

Named Executive Officer	2023 Base Salary	Target Annual Cash Incentive (as a % of Base Salary)	Target Annual Cash Incentive	Annual Cash Incentive Payout Percentage	2023 Annual Cash Incentive
Xunkai Gong	$400,000	100%	$400,000	104.1%	$416,400
Tianyi Jiang	$450,000	80%	$360,000	104.1%	$374,760
Brian M. Brown	$350,000	100%	$350,000	104.1%	$364,350
James Caci	$350,000	90%	$315,000	104.1%	$327,915

Long-Term Equity Compensation

We believe that long-term equity compensation provides appropriate motivational tools to achieve certain long-term Company goals. The long-term equity compensation plan is designed to align the interests of named executive officers with those of stockholders, motivate each named executive officer to achieve key financial goals and reward superior performance. The design of the program, which is similar to the program used with the larger employee base, helps to reduce turnover and to retain the knowledge and skills of AvePoint’s valued employees. In structuring the amount of long-term equity compensation awards, the Compensation Committee seeks to balance such awards and the interests of AvePoint’s stockholders under a policy that moderates the dilutive effects of annual equity awards against the need to provide attractive and competitive incentive compensation.

The Compensation Committee approves annual equity awards to named executive officers and other key employees at the February Compensation Committee meeting, with the grant date following the resumption of the open trading window in March. The Company does not time the grant in coordination with the release of material non-public information.

Elements of Long-Term Equity Compensation:

Time-Based RSUs. RSUs are similar to time-based restricted shares, with the principal difference being that with RSUs, the shares are not actually issued until vesting. The RSUs have a four-year vesting period, vesting one-fourth after the first year with the remaining three-fourths vesting quarterly over the next twelve quarters. The number of RSUs granted is based on the approved target dollar amount of the award, divided by the fair market value of AvePoint’s common stock on the date of the grant. Upon vesting, each RSU will equal the right to receive one share of AvePoint’s stock.

RSUs facilitate retention by providing value if the named executive officer remains with AvePoint over the vesting period. In addition, RSUs provide alignment with stockholders through stock ownership, and the potential for future growth. Lastly, the Company plans to introduce performance-based RSUs as a component of the long-term equity compensation for its named executive officers for 2024.

Stock Options. Stock options (“options”) are grants which give the holder the right to receive stock in AvePoint upon paying the exercise price determined at the time of grant. The grant price is the closing market price of AvePoint’s common stock on the grant date. Options have a four-year vesting period, vesting one-fourth after the first year with the remaining three-fourths vesting quarterly over the next twelve quarters. The number of options issued is based on the approved target dollar amount of options to be awarded, divided by the value of one option, which is equal to the Black-Scholes value of an equivalent stock option. Options have a term of ten years.

Options motivate executive efforts to achieve results that produce long-term increases (since executives have up to 10 years to exercise their options) in common stock. The four-year option vesting period encourages named executive officers to work with a long-term view of AvePoint’s performance and reinforces their long-term affiliation with AvePoint. Named executive officers receive value in the option grants only when the share price increases above the grant price, which strengthens their alignment with stockholder interests.

The award agreements for RSUs and stock options provide that if a participant’s employment with AvePoint is terminated due to death, permanent and total disability, retirement, by AvePoint without “cause,” or by the participant with “good reason” (with “cause” and “good reason” being defined in the award agreements), any unvested awards held by a participant at termination will vest. The award agreements and the change in control provisions in the employment agreements further provide that in the event of a change in control of AvePoint, any unvested awards held by the participant at the time of the change in control will vest immediately.

2022 Equity Awards. In February 2022, the Compensation Committee considered each named executive officers’ role, market data and awards made in 2021 in connection with the Apex Business Combination on July 2, 2021, making AvePoint a public company. With all factors weighted, the Compensation Committee made a determination to make the awards as set forth in the table below in fiscal year 2022.

2023 Equity Awards. The equity awards reviewed and approved by the Compensation Committee in February 2023 were granted conservatively compared to the market and the prior year awards. The grant amounts were determined by taking into consideration Company performance and individual relativity to market data as well as the desire to manage the overall stock-based compensation expense for the Company.

Named Executive Officer	Year	Option Award Value (US$)(1)	RSU Award Value (US$)(2)	Total Value (US$)
Xunkai Gong	2023 2022	499,999 375,000	499,998 1,125,003	999,997 1,500,003
Tianyi Jiang	2023 2022	499,999 375,000	499,998 1,125,003	999,997 1,500,003
Brian M. Brown	2023 2022	250,001 107,501	750,000 322,500	1,000,001 430,001
James Caci	2023 2022	350,001 225,000	1,049,999 675,000	1,400,000 900,000

(1)

The amounts reported in this column represent the aggregate grant date fair value of time-based option grants awarded to the named executive officers in 2023 and 2022, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions used in calculating the grant date fair values of the equity awards reported in this column are set forth in Note 14 of our audited Consolidated Financial Statements for the year ended December 31, 2023, appearing in the Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts reported in this column represent the aggregate grant date fair value of time-based RSU grants awarded to the named executive officer in 2023 and 2022, calculated by reference to the closing price of our Common Stock on the grant date of such awards (March 13, 2023 and March 21, 2022, respectively) as reported on Nasdaq.

  Perquisites

The Company does not provide any perquisites to its named executive officers.

The Compensation Committee oversees the design, implementation and administration of all AvePoint benefit programs, including the grant of perquisites, if there ever are any.

  Additional Information on our Program

Anti-Hedging and Anti-Pledging within the Insider Trading Policy

In July 2021, the Board adopted an Insider Trading Policy that prohibits our executive officers from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of AvePoint equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering AvePoint equity as collateral for indebtedness.

Severance or Change-in-Control Agreements with Named Executive Officers

The named executive officers have severance provisions in their respective employment agreements, which provide for certain benefits upon an involuntary termination. These agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements. In addition, equity awards provided to these named executive officers provide for an acceleration of equity grants upon a change in control of AvePoint. Change in control provisions are designed to protect executives in the event of a change in control and provide security for executives against sudden or arbitrary termination in connection with a change in control. The provisions of each agreement were determined by an analysis of the Peer Group and market trends and practices and are set at competitive levels with industry practice.

Decisions Regarding Each Element Affect Decisions Regarding the Other Elements

The Compensation Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Compensation Committee considers the retention value of the long-term equity currently held by the executive. Based on this review, the Compensation Committee may decide to adjust one or more elements of an executive’s total compensation. The Compensation Committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market. Additionally, the Compensation Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Compensation Committee, such as individual performance, internal equity, and historical pay practices. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential annual cash incentive and long-term equity incentive payouts are based on the executive’s base salary, increases in base salary also increase the amount of such payouts.

Tax and Accounting Considerations that Factor into Decisions Regarding Executive Compensation

We consider tax and accounting implications in determining our compensation programs.

Policy on Deductibility of Named Executive Officer Compensation. Although the Compensation Committee has historically attempted to structure executive compensation to preserve deductibility, it also reserves the right to provide compensation that may not be fully deductible in order to maintain flexibility in compensating named executive officers in a manner consistent with our compensation philosophy, as deemed appropriate. The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to AvePoint.

Internal Revenue Code Section 409A. The Company reviews its compensation plans and programs for compliance with Section 409A of the Internal Revenue Code and the relevant Treasury Resolutions regarding nonqualified deferred compensation.

Report of the Compensation Committee of the Board of Directors of AvePoint, Inc.

The Compensation Committee of the Board has reviewed and discussed with AvePoint’s management the Compensation Discussion and Analysis above, and recommended to the Board that the Compensation Discussion and Analysis be included in AvePoint’s 2024 Proxy Statement.

Respectfully submitted, THE COMPENSATION COMMITTEE Jeff Epstein, Chairperson Jeff Teper Janet Schijns

The following tables, narrative and footnotes discuss the compensation of the Executive Chairman, CEO, Chief Financial Officer, and our other most highly compensated executive officer, during 2023. These individuals were the only named executive officers of AvePoint during 2023 for whom this information is required under SEC rules.

Summary Compensation Table

The following table provides information regarding total compensation awarded to, earned by, and paid to our named executive officers for services rendered in all capacities for the fiscal years ended December 31, 2023, 2022 and 2021. All figures shown are in U.S. Dollars.

Named Executive Officer	Year	Salary (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-equity incentive plan compensation (4) ($)	Total ($)
Xunkai Gong	2023	400,000	499,998	499,999	416,400	1,816,397
Executive Chairman	2022	400,000	1,125,003	375,000	280,000	2,180,003
	2021	380,000	2,999,997	3,069,293	360,000	6,809,290
Tianyi Jiang	2023	450,000	499,998	499,999	374,760	1,824,757
Chief Executive Officer	2022	450,000	1,125,003	375,000	252,000	2,202,003
	2021	390,000	2,999,997	3,069,293	324,000	6,783,290
Brian Michael Brown	2023	350,000	750,000	250,001	364,350	1,714,351
Chief Legal and Compliance Officer	2022	350,000	322,500	107,501	245,000	1,025,001
	2021	295,000	2,499,999	2,557,740	315,000	5,667,739
James Caci	2023	350,000	1,049,999	350,001	327,915	2,077,915
Chief Financial Officer	2022	315,000	675,000	225,000	199,500	1,414,500
	2021	113,481	999,996	-	118,125	1,231,604

(1)	Salary amounts reflect the actual base salary payments made in fiscal years 2023, 2022 and 2021, as applicable to the named executive officer.
(2)

The amounts reported in this column represent the aggregate grant date fair value of time-based RSU grants awarded to the named executive officer in 2023, 2022 and 2021, calculated by reference to the closing price of our common stock on the grant date of such awards (March 13, 2023, March 21, 2022 and September 1, 2021, respectively) as reported on Nasdaq and calculated in accordance with FASB ASC Topic 718.

(3)

The amounts reported in this column represent the aggregate grant date fair value of time-based option grants awarded in 2023, 2022 and 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules.

(4)	The amounts reported in this column represent performance-based bonuses paid under the annual incentive plan for 2023, 2022 and 2021.

See the “Compensation Discussion and Analysis” above for a description of the material terms of each grant disclosed in the table above.

Grants of Plan-Based Awards in Fiscal Year 2023

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2023. In accordance with SEC rules, this table presents performance awards as having been granted in the year in which the performance goals were established, and if an award has multiple performance periods, the portion relating to each performance period is treated as a separate grant. The equity awards granted in fiscal year 2023 identified in the table below are also reported in “Outstanding Equity Awards at 2023 Fiscal Year End.” For additional information regarding incentive plan awards, please refer to the “Annual Incentive Plan” and “Long Term Equity Compensation” sections of our “Compensation Discussion and Analysis..”

Named Executive Officer	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Xunkai Gong	Annual Incentive Plan Award		200,000	400,000	600,000
	RSU	13-Mar-2023				118,483			499,998.00
	NQ Stock Option	13-Mar-2023					200,959	$4.22	499,999.00
Tianyi Jiang	Annual Incentive Plan Award		180,000	360,000	540,000
	RSU	13-Mar-2023				118,483			499,998.00
	NQ Stock Option	13-Mar-2023					200,959	$4.22	499,999.00
Brian Michael Brown	Annual Incentive Plan Award		175,000	350,000	525,000
	RSU	13-Mar-2023				177,725			750,000.00
	NQ Stock Option	13-Mar-2023					100,480	$4.22	250,001.00
James Caci	Annual Incentive Plan Award		157,000	315,000	472,500
	RSU	13-Mar-2023				248,815			1,049,999.00
	NQ Stock Option	13-Mar-2023					140,672	$4.22	350,001.00

Outstanding Equity Awards at Fiscal-Year End

		Option Awards			Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)(1)	Market Value of Shares that Have Not Vested ($)(2)
Xunkai Gong	01-Jul-2016	949,442	-(3)	$1.3357	01-Jul-2026	-	-
	10-Jan-2019	521,487	-(4)	$1.5866	10-Jan-2029	-	-
	12-Aug-2020	1,319,639	148,832(5)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	468,069	107,998(6)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	12,365	25,608(7)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	72,246	149,620(8)	$3.9049	12-Aug-2030	-	-
	01-Sep-2021	421,812	328,076(6)	$9.64	01-Sep-2031	-	-
	01-Sep-2021	-	-	-	-	136,150	1,117,792
	21-Mar-2022	60,486	77,764(6)	$5.88	21-Mar-2032	-	-
	21-Mar-2022	-	-	-	-	107,621	883,568
	13-Mar-2023	-	200,959(6)	$4.22	13-Mar-2033	-	-
	13-Mar-2023	-				118,483	972,745
Tianyi Jiang	01-Jul-2016	869,142	-(3)	$1.3357	01-Jul-2026	-	-
	10-Jan-2019	521,484	-(4)	$1.5866	10-Jan-2029	-	-
	12-Aug-2020	12,366	25,608(7)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	2,025,819	311,796(9)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	468,069	107,990(6)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	72,246	149,620(10)	$3.9049	12-Aug-2030	-	-
	01-Sep-2021	421,812	328,076(6)	$9.64	01-Sep-2031	-	-
	01-Sep-2021	-	-	-	-	136,150	1,117,792
	21-Mar-2022	60,486	77,764(6)	$5.88	21-Mar-2032	-
	21-Mar-2022	-	-	-	-	107,621	883,568
	13-Mar-2023	-	200,959(6)	$4.22	13-Mar-2033	-	-
	13-Mar-2023	-	-	-	-	118,483	972,745
Brian Michael Brown	01-Jul-2016	82,803	-(3)	$1.3357	01-Jul-2026	-	-
	10-Jan-2019	391,113	-(4)	$1.5866	10-Jan-2029	-	-
	12-Aug-2020	593,308	-(11)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	174,652	40,295(6)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	15,674	25,608(7)	$3.9049	12-Aug-2030	-	-
	12-Aug-2020	91,579	136,052(12)	$3.9049	12-Aug-2030	-	-
	01-Sep-2021	351,512	273,394(6)	$9.64	01-Sep-2031	-	-
	01-Sep-2021	-	-	-	-	30,851	253,287
	21-Mar-2022	17,339	22,293(6)	$5.88	21-Mar-2032	-	-
	21-Mar-2022	-	-	-	-	100,480	824,941
	13-Mar-2023	-	100,480(6)	$4.22	13-Mar-2033	-	-
	13-Mar-2023		-	-	-	177,725	1,459,122
James Caci	01-Sep-2021	-	-	-	-	25,932	212,902
	21-Mar-2022	82,950	36,293(6)	$5.88	21-Mar-2032	-	-
	21-Mar-2022	-	-	-	-	64,571	530,128
	13-Mar-2023	-	140,627(6)	$4.22	13-Mar-2033	-	-
	13-Mar-2023	-	-	-	-	248,815	2,042,771

(1)	The RSU awards in this column vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter.
(2)	The values presented in this column were valued using the closing stock price on December 29, 2023, which was $8.21 per share.
(3)	This award was fully vested as of July 1, 2020.
(4)	This award was fully vested as of January 10, 2023.
(5)	The remaining unvested options under this award vest per the following schedule: 40,815 shares vest May 12, 2024, and 108,017 shares vest August 12, 2024.
(6)	This option award vests as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter.
(7)	The remaining unvested options under this award vest per the following schedule: 25,608 will vest February 12, 2024.
(8)	The remaining unvested options under this award vest per the following schedule: 82,418 will vest February 12, 2024 and 67,202 will vest May 12, 2024.
(9)	The remaining unvested options under this award vest per the following schedule: 95,762 will vest February 12, 2024, 108,017 will vest May 12, 2024 and 108,017 will vest August 12, 2024.
(10)	The remaining unvested options under this award vest per the following schedule: 40,978 will vest February 12, 2024, 54,321 will vest May 12, 2024 and 54,321 will vest August 12, 2024.
(11)	This award was fully vested as of November 12, 2023.
(12)	The remaining unvested options under this award vest per the following schedule: 28,279 will vest February 12, 2024 and 53,886 will vest May 12, 2024 and 53,887 will vest August 12, 2024.

Option Exercises and Stock Vested in Fiscal Year 2023

This table provides information on an aggregate basis about stock awards that vested during the fiscal year ended December 31, 2023 for each of the named executive officers.

The value realized on vesting of stock awards is based on the closing market price of our common stock as reported on Nasdaq on the vesting date of the stock-settled awards. No named executive officers exercised any stock options during the fiscal year ended December 31, 2023.

Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Xunkai Gong	161,507	968,971.00
Tianyi Jiang	161,507	968,971.00
Brian Michael Brown	88,832	561,894.44
James Caci	76,157	430,407.98

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2023.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2023.

Emerging Growth Company Status

Because the market value of our common stock held by non-affiliates exceeded $700.0 million as of June 30, 2023, we met the conditions to be deemed a "large-accelerated filer" as of December 31, 2023, and are, consequently, no longer an emerging growth company as of that date.

Employment Agreements

.

In January of 2021, we entered into employment agreements with three of our named executive officers: Xunkai Gong, who serves as our Executive Chairman; Tianyi Jiang, who serves as our Chief Executive Officer; and Brian Michael Brown, who serves as our Chief Legal and Compliance Officer. In August of 2021, we entered into an employment agreement with James Caci, who serves as our Chief Financial Officer.

For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment under the arrangements with our named executive officers, please see “Potential Payments Upon Termination or Change in Control” below.

Term. The employment agreements with each of the named executive officers provide for at-will employment for an initial term of three years. Following the initial term, the employment agreements will automatically renew for successive one-year terms unless either party provides the other with at least 60 days’ notice of intent not to renew before the expiration of the applicable term.

Annual Bonus (Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” above). Each named executive officer is eligible to receive an annual cash bonus with a target amount equal to a percentage of their then current annual base salary (as described in the “Compensation Discussion and Analysis” section), payable dependent on the achievement of corporate performance goals as established by our Compensation Committee, and such named executive officer’s continued performance of services through December 31 of the applicable bonus year.

Equity Awards. The named executive officers are also eligible to receive awards of stock options or other equity awards pursuant to any plans or arrangements maintained by us. Such equity awards are subject to accelerated vesting upon certain circumstances as discussed in “Potential Payments Upon Termination or Change in Control” below.

Benefits. Each of the named executive officers are eligible to participate in our standard employee benefit plans and programs.

Potential Payments Upon Termination or Change in Control

This table shows the amounts that would have been payable to our named executive officers on December 31, 2023, upon a termination of employment without cause, or a termination of employment by a named executive officer for good reason, or a change in control, or a termination due to retirement, or a termination due to death or disability, pursuant to our executive employment agreements. The equity values presented in the table below were valued using the closing stock price on December 29, 2023, which was $8.21 per share.

Named Executive Officer	Without Cause ($)	For Good Reason ($)	Change in Control ($)	Retirement ($)	Death or Disability ($)
Xunkai Gong	6,001,221(1)	6,001,221(1)	5,817,175(4)	-	-
Tianyi Jiang	6,334,759(2)	6,334,759(2)	6,518,717(4)	-	-
Brian Michael Brown	3,871,896(2)	3,871,896(2)	3,966,177(4)	-	-
James Caci	116,667(3)	116,667(3)	3,455,793(5)	-	-

(1)	Amounts included under the “Without Cause” and “For Good Reason” columns for Xunkai Gong include an amount equal to his then current base salary and annual bonus (based on the average of the annual bonus earned in the two years prior to termination) for twenty-four (24) months, less all applicable withholdings and deductions, and paid in equal installments beginning on the Company’s first regularly scheduled payroll date following the release effective date, with the remaining installments occurring on the Company’s regularly scheduled payroll dates thereafter.
Xunkai Gong would also be eligible for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for himself and his dependents under the Company’s group health plans following such termination, then the Company will pay the COBRA premiums necessary to continue Mr. Gong’s and his covered dependents’ health insurance coverage in effect on the termination date until the earliest of: (i) twenty-four (24) months following the termination date; (ii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date he ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (i)-(iii), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Mr. Gong’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by 5 242230445 v1 the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums, the Company shall pay Mr. Gong on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, for the remainder of the COBRA Payment Period.
Additionally, each unvested equity award (excluding any equity award subject to the achievement of any performance-based or other similar vesting criteria) then held by Mr. Gong will immediately accelerate vesting and, to the extent applicable, exercisability, as to the number of shares that would have become vested had he remained employed by the Company through the date that is eighteen (18) months following his termination date.
(2)	Amounts included under the “Without Cause” and “For Good Reason” columns for Tianyi Jiang and Brian Michael Brown include an amount equal to their then current base salary and annual bonus (based on the average of the annual bonus earned in the two years prior to termination) for eighteen (18) months, less all applicable withholdings and deductions, and paid in equal installments beginning on the Company’s first regularly scheduled payroll date following the release effective date, with the remaining installments occurring on the Company’s regularly scheduled payroll dates thereafter.
Tianyi Jiang and Brian Michael Brown would be eligible for continued coverage under the COBRA for themselves and their dependents under the Company’s group health plans following such termination, then the Company will pay the COBRA premiums necessary to continue their and their covered dependents’ health insurance coverage in effect on the termination date until the earliest of: (i) eighteen (18) months following the termination date; (ii) the date when they become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date they cease to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (i)-(iii), COBRA Payment Period). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on either Mr. Jiang’s and Mr. Brown’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by 5 242230445 v1 the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums, the Company shall pay him on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, for the remainder of the COBRA Payment Period.
Additionally, each unvested equity award (excluding any equity award subject to the achievement of any performance-based or other similar vesting criteria) then held by Mr. Jiang and Mr. Brown will immediately accelerate vesting and, to the extent applicable, exercisability, as to the number of shares that would have become vested had they remained employed by the Company through the date that is eighteen (18) months following the termination date.
(3)	Amounts included under the “Without Cause” and “For Good Reason” columns for James Caci includes four (4) months of base salary.
(4)	Amounts included under the “Change in Control” column for Xunkai Gong, Tianyi Jiang and Brian Michael Brown include the acceleration in full of the employee’s equity awards, provided the employee remains in continuous service through the closing of a Change in Control, or the employee is terminated without Cause or resigns for Good Reason during the three-month period immediately prior to the closing of a Change in Control.
(5)	Amounts included under the “Change in Control” column for Jim Caci include the acceleration in full of the employee’s equity awards, provided the Change of Control occurs while employed by the Company.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2023, for all equity compensation plans previously approved by AvePoint’s stockholders:

■	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;
■	the weighted average exercise price of such outstanding options, warrants and rights; and
■

other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans. The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2023:

Equity compensation plans approved by stockholders(1)	Number of securities to be issued upon exercise of outstanding RSUs and stock options (a)	Weighted- average exercise price of outstanding stock options (b)	Weighted- average grant date fair value of outstanding RSUs (c)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(d)
AvePoint, Inc. 2021 Equity Incentive Plan(2)	19,273,887	$7.30	$5.54	23,202,700
AvePoint, Inc. 2016 Equity Incentive Plan	18,353,077	$2.85	NA	0(3)
AvePoint, Inc. 2006 Equity Incentive Plan	267,810	$1.89	NA	0(4)

(1)

The equity compensation plans approved by security holders are described in Note 14 – Stock-Based Compensation to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and include the 2021 Plan, the AvePoint, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), and the AvePoint, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), which were all approved by AvePoint’s stockholders.

(2)

The number of shares reserved for issuance under the 2021 Plan automatically increases on January 1st of each year, beginning January 1, 2022, and continuing through January 1, 2031, by the lesser of (a) 5.0% of the total number of shares of the Company’s common stock outstanding on December 31st of the immediately preceding fiscal year or (b) a lesser number determined by the Board prior to the applicable January 1st.

(3)	As of the effective date of the 2021 Plan, no further stock awards have been or will be made under the 2016 Plan.
(4)	As of the effective date of the 2016 Plan, no further stock awards have been or will be made under the 2006 Plan.

CEO Pay Ratio

For fiscal year 2023, the annual total compensation for the median employee of the Company (other than our CEO) was $33,732 and the annual total compensation of our CEO was $1,824,757. Based on this information, for fiscal year 2023 the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 54 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

We identified our median employee from among our employees as of December 31, 2023, the last day of our fiscal year. To identify our median employee, we used a “total direct compensation” measure consisting of: (i) fiscal year 2023 annual base pay and (ii) bonuses and cash incentives paid during the fiscal year 2023. Compensation amounts were determined from our human resources and payroll systems of record. Payments not made in U.S. dollars were converted to U.S. dollars using 12-month average exchange rates for the year. To identify our median employee, we then calculated the total direct compensation for our global employee population.

Pay Versus Performance Disclosure

In the below Pay Versus Performance Table, we provide information about the compensation of our named executive officers (“NEOs”) and the results of certain financial performance measures for each of the last three fiscal years. The amounts shown below are calculated in accordance with Rule 402(v) of Regulation S-K. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to our “Compensation Discussion and Analysis”.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Company Selected Measure: ARR ($)
					TSR	Peer Group TSR
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	1,824,757.00	8,144,996.11	1,869,554.33	5,193,364.25	68.70	114.01	(26.3)	264.5
2022	2,202,003.00	(3,454,799.18)	1,539,834.67	(938,597.40)	34.39	68.13	(38.7)	214.7
2021	6,783,290.00	(23,866,881.25)	4,569,543.67	(3,833,254.49)	52.64	108.35	(33.2)	167.2

(1)

Dr. Tianyi Jiang was our principal executive officer (“PEO”) for all of fiscal years 2021, 2022 and 2023. The other NEOs were Xunkai Gong, Brian Michael Brown and James Caci for all of fiscal years 2021, 2022 and 2023.

(2)

The following table shows the amounts deducted from and added to the Summary Compensation Table (“SCT”) total compensation to calculate “compensation actually paid” to our PEO and non-PEO NEOs in accordance with the pay versus performance rules. There were no equity awards that failed to meet vesting conditions during 2021, 2022 or 2023 for any of our NEOs.

Year	Named Executive Officer	SCT Total for Covered Year	Subtract Stock Award and Option Award Value as Reported in SCT for Covered Year	Add Covered Year-End Value of Awards Granted in Covered Year and Outstanding and Unvested as of Covered Year-End	Change in Value as of Covered Year-End (as Compared to Prior Year-End) of Equity Awards Granted Prior to Covered Year and Outstanding and Unvested as of Covered Year-End	Change in Value as of Covered Year-End (as Compared to Prior Year-End) of Equity Awards Granted Prior to Covered Year that Vested During Covered Year	Compensation Actually Paid
		($)	($)	($)	($)	($)	($)
2023	PEO	1,824,757.00	999,997.00	1,774,571.84	3,620,208.62	1,925,455.65	8,144,996.11
	Non-PEO NEOs	1,869,554.33	1,133,332.67	2,079,553.91	1,634,493.01	743,095.67	5,193,364.25
2022	PEO	2,202,003.00	1,500,003.00	786,353.97	(3,564,175.24)	(1,378,977.91)	(3,454,799.18)
	Non-PEO NEOs	1,539,834.67	943,334.67	494,528.90	(1,439,196.76)	(590,429.41)	(938,597.40)
2021(1)	PEO	6,783,290.00	6,069,290.00	1,957,466.87	(13,271,308.90)	(13,267,039.22)	(23,866,881.25)
	Non-PEO NEOs	4,569,543.67	4,042,341.67	1,413,725.72	(4,907,531.45)	(849,984.10)	(3,833,254.49)

(1)	The prior year-end date used for 2021 is July 2, 2021, the date of the Company’s stock was listed on the Nasdaq.

Financial Performance Measures

In accordance with the pay versus performance rules, the following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs for the fiscal year 2023, to the Company performance, as further described in our “Compensation Discussion and Analysis”.

Most Important Performance Measures
ARR
Total Revenue
Net Operating Income

Relationship Between Financial Performance Measures and Compensation Actually Paid

The following graphs show how compensation actually paid to our PEO and other NEOs compare to the Company’s TSR, the Company’s peer group TSR, the Company’s net operating income, and the Company’s ARR.

Compensation Actually Paid vs. Annual Recuring Revenue
Compensation Actually Paid (in millions)
Annual Recuring Revenue (in millions)
$10
$0
-$10
-$20
-$30
$290
$255
$220
$185
$150
2021
2022
2023
-$24
-$4
$167
-$3
-$1
$215
$8
$5
$265
PEO CAP
Avg Non-PEO NEO CAP
Annual Recuring Revenue

The Company’s Compensation Policies and Practices as They Relate to Risk

The Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on AvePoint. The annual cash incentive compensation plan described in the “Compensation Discussion and Analysis” section above is based upon achievement of annual financial targets, and potential cash incentive compensation opportunities are tempered so as not to place a disproportionate incentive on short-term financial results. In addition, the long-term equity incentive plan provides appropriate motivation to achieve long-term financial results as well, given that the ultimate value of the award is based upon the future value of AvePoint’s stock, and such awards constitute a significant portion of each executive’s total compensation package. The Company has constructed the performance factors in short- and long-term performance plans such that they balance focus on performance metrics with strong links to stockholder value creation and overall company performance, which we believe avoids any potential risks that may result from an imbalance in performance metrics.

Advisory Vote on Executive Compensation

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement, in accordance with the SEC’s rules.

As described in detail in the “Compensation Discussion and Analysis” section, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” section above for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

The Compensation Committee periodically reviews the compensation programs for our named executive officers to determine and confirm that they achieve (and continue to achieve) the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to vote on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Subject to the outcome of Proposal 3 below, we anticipate that the next advisory vote on executive compensation will be held at the 2025 Annual Meeting of Stockholders.

The say-on-pay vote is advisory, and therefore not binding on AvePoint, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the results of the vote in future decisions relating to executive compensation.

  Approval of Proposal 2

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal if they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF AVEPOINT VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Advisory Vote on Frequency of Vote on Executive Compensation

(Proposal 3)

Section 14A of the Securities Exchange Act of 1934 enables our stockholders to vote on how often we should hold a vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“say-on-pay”). You may specify whether you prefer the vote to occur every year, two years, or three years, or may abstain from voting on this proposal. We expect to hold another advisory vote on the frequency of the say-on-pay vote at our 2030 Annual Meeting of Stockholders.

Our Board believes that a non-binding advisory vote on executive compensation that occurs annually is the most appropriate option for the Company and our stockholders. We believe that an annual vote allows our stockholders the ability to frequently communicate to us regarding their view on our executive compensation program and aligns with our practice of regularly engaging with stockholders to obtain their input on corporate governance and executive compensation matters.

Although the vote is non-binding, the Board will consider the vote results in determining the frequency of future say-on-pay votes. The Company will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting. In the future, the Board may change the vote frequency based on the nature of the Company’s compensation programs, input from our stockholders, and the Board’s views on the best way to obtain meaningful shareholder input.

  Approval of Proposal 3

The option of every year, two years, or three years that receives the highest number of votes cast by stockholders will be considered the frequency for future advisory votes on executive compensation selected by stockholders. Although this vote is not binding, the Board will consider the voting results in setting the frequency of future say-on-pay votes. Abstentions from voting on this proposal will have no effect. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF AVEPOINT VOTE FOR 1 YEAR SO THAT FUTURE SAY-ON-PAY VOTES OCCUR EVERY YEAR.

Report of the Audit Committee of the Board of Directors of AvePoint, Inc.

John Ho, Janet Schijns, and Jeff Teper are the members of the Audit Committee. Each member of the Audit Committee is considered independent under the Nasdaq listing standards and under the SEC’s audit committee independence standards. Mr. Ho serves as Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by AvePoint’s Board.

During the fiscal year ended December 31, 2023, the Audit Committee of the Board reviewed with AvePoint’s financial managers and Deloitte, AvePoint’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of AvePoint’s system of internal controls, the quality of AvePoint’s financial reporting, and AvePoint’s process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

Management is responsible for AvePoint’s system of internal controls, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. Deloitte is responsible for performing an integrated audit and issuing opinions on AvePoint’s consolidated financial statements and internal control over financial reporting. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes. The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023, with management. The review included, among other things:

●	Deloitte’s reports to the Audit Committee regarding the conformity of AvePoint’s consolidated financial statements with U.S. Generally Accepted Accounting Principles;
●	Areas of audit emphasis, particularly those presenting the greatest risk of material misstatement to AvePoint’s consolidated financial statements;
●	The process used by management in formulating particularly sensitive accounting estimates and the basis for Deloitte’s conclusions regarding the reasonableness of these estimates;
●	The existence of audit adjustments and uncorrected consolidated financial statement misstatements;
●	The existence of deficiencies in the internal control over financial reporting and relevant remediation plan; and
●	Other material written communications between the independent registered public accounting firm and management.

Deloitte also communicated to the Audit Committee in writing any relationships between Deloitte and AvePoint and persons in financial reporting oversight roles at AvePoint and provided confirmation of their independence with respect to AvePoint as required under the Public Company Accounting Oversight Board (the “PCAOB”) rules and relevant professional and regulatory standards.

Consistent with this oversight responsibility, Deloitte reports directly to the Audit Committee. The Audit Committee appointed Deloitte as AvePoint’s independent registered public accounting firm and approved the firm’s compensation.

The Audit Committee discussed with Deloitte the matters required to be discussed by the SEC and the PCAOB. In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with Deloitte the firm’s independence from AvePoint and its management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements in AvePoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE John Ho, Chairperson Janet Schijns Jeff Teper

Independent Registered Public Accounting Firm

  Principal Accountant Fees and Services

The Board approved the appointment of Deloitte as AvePoint’s independent registered accounting firm for the fiscal years ending December 31, 2022 and December 31, 2023.

The following table presents the aggregate fees billed by Deloitte, as our principal accountant, for the fiscal years ended December 31, 2022 and 2023.

	2022	2023(1)
Audit services	$1,359,000	$1,939,831
Audit-related services	$89,633	$46,800
Tax services	$636,355	$369,669
All other services	$---	$---
Total	$2,081,988	$2,356,301

(1)

As of June 30, 2023, the Company met the conditions to be deemed a “large-accelerated filer.” With this status change, the Company’s auditor increased their fees as they began auditing the Company’s internal controls over financial reporting.

Audit Services. Audit services include services performed by Deloitte to comply with the standards of the PCAOB related to the audit and review of our consolidated financial statements and internal control over financial reporting. The audit fees shown above for the 2022 fiscal year were incurred principally for services rendered in connection with the audit of our consolidated financial statements and associated SEC filings and quarterly reviews. The audit fees shown above for the 2023 fiscal year were incurred principally for services rendered in connection with the audit of our consolidated financial statements, associated SEC filings and quarterly reviews and internal control over financial reporting.

Audit-Related Services. Audit-related services include assurance and related services that are traditionally performed by independent registered public accounting firms outside of the PCAOB audit scope.

Tax Services. Tax services include services in connection with the preparation of our tax returns and corporate tax consultations.

All Other Services. All other services consist of permitted services other than those that meet the criteria above.

The Audit Committee concluded that the rendering of non-audit services by Deloitte is compatible with maintaining the independence of Deloitte.

  Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by AvePoint’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval on other than an engagement-by-engagement basis is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by such firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on an engagement-by-engagement basis.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has the authority to delegate pre-approval authority to a subcommittee of the Audit Committee consisting of one or more of its members.

All services provided to AvePoint by Deloitte during fiscal years 2022 and 2023 were pre-approved by the Audit Committee in accordance with this policy.

Ratification of Appointment of Independent Registered Public Accounting Firm for the 2024 Fiscal Year

(Proposal 4)

The Audit Committee of the Board has appointed Deloitte as AvePoint’s independent registered public accounting firm for AvePoint’s fiscal year ending December 31, 2024. The Board is submitting this appointment for stockholder ratification at the Annual Meeting.

A representative of Deloitte will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Company’s Bylaws do not require that stockholders ratify the appointment of Deloitte as AvePoint’s independent registered public accounting firm. The Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte as AvePoint’s independent registered public accounting firm but may determine to do so. Even if the appointment of Deloitte is ratified by the stockholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of AvePoint and its stockholders.

  Approval of Proposal 4

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

The Board unanimously recommends that the stockholders of AvePoint vote FOR the ratification of the appointment of Deloitte as AvePoint’s independent registered public accounting firm for the 2024 fiscal year.

Approval of the Adoption of the Third Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Exculpation of Officers

(Proposal 5)

Article V of our Second Amended and Restated Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with the Delaware General Corporation Law (“DGCL”). The State of Delaware recently amended Section 102(b)(7) of the DGCL to allow Delaware corporations to extend similar protections to officers. Specifically, the amendments to the DGCL allow Delaware corporations to exculpate their officers for personal liability for breaches of the duty of care in certain circumstances. For both directors and officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) of the DGCL only permits exculpation for direct claims brought by stockholders, as opposed to claims brought by or on behalf of the Company (e.g., derivative claims).

Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that distracts from our primary objective of creating stockholder value over the long term. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.

In addition, the Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors. Other public companies have updated their governing documents to align with amended Section 102(b)(7) of the DGCL, and we expect this practice to continue. Therefore, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not implement the expanded protections now offered under Delaware law. The amendment also reflects an update to the name and address of the Company's registered agent. For these reasons, the Board unanimously approved the Third Amended and Restated Certificate of Incorporation (the “Amended Certificate”) as set forth in Appendix A (marked to show amendments), subject to approval by stockholders.

  Approval of Proposal 5

The affirmative vote of at least 66 2/3% of the outstanding shares of our common stock entitled to vote generally in the election of directors is required to approve this proposal. Abstentions and broker non-votes have the same effect as a vote against this proposal.

If the stockholders approve the Amended Certificate, it will become effective upon the filing with the Delaware Secretary of State, which the Company anticipates doing immediately following stockholder approval.

The Board believes that the Amended Certificate described herein is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF AVEPOINT VOTE FOR THE ADOPTION OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS.

Transactions with Related Persons

On December 26, 2023, AvePoint’s Board updated its written policy for the approval of transactions with related persons (the “Related Person Transaction Policy”), originally approved and adopted on June 29, 2021. The Related Person Transaction Policy requires Board or Audit Committee approval or ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which AvePoint and any Related Person (as defined by the Related Person Transaction Policy and 17 CFR § 229.404 (Item 404)), directly or indirectly, are, were or will be participants in which the amount involved exceeds $120,000 USD (“Related Person Transaction”). Transactions involving compensation for services provided to AvePoint as an employee, consultant or director shall not be considered Related Person Transactions under the Related Person Transaction Policy. Nor shall a transaction, arrangement or relationship in which the Related Person’s participation is solely due to the Related Person’s position as a director of an entity that is participating in such transaction, arrangement, or relationship be considered a Related Person Transaction. Under the Related Person Transaction Policy, any proposed transaction that has been identified as a Related Person Transaction may be consummated or materially amended only following approval by the Board or the Audit Committee in accordance with the requirements of the Related Person Transaction Policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related Person Transaction shall be approved by the Board or another independent body of the Board.

Any director who has a direct or indirect material interest in the proposed Related Person Transaction must not participate in any action regarding whether to approve the Related Person Transaction and must not be present during deliberations concerning the Related Person Transaction unless the transaction related to the remuneration of the director is for director indemnification or insurance or is with an affiliate of AvePoint and the director’s interest is solely that of a director of the affiliate. If, however, a proposed Related Person Transaction arises in which all directors are deemed to have a direct or indirect material interest in the transaction, the proposed Related Person Transaction shall be submitted to the stockholders for approval and the disclosure provided to the stockholders shall clearly identify each director’s interests in the proposed Related Person Transaction.

Our Related Party Transactions

A&R Registration Rights Agreement

In connection with the closing of the Apex Business Combination, certain holders of our capital stock entered into an amended and restated registration rights agreement.

Under the Related Person Transaction Policy, the Related Person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed Related Person Transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of the Board) for review. To identify Related Person Transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering Related Person Transactions, our Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	The risks, costs, and benefits to us;
•	The impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	The terms of the transaction;
•	The availability of other sources for comparable services or products; and
•	The terms available to or from, as the case may be, unrelated third parties.

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such Related Person Transaction Policy.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. To our knowledge, based solely on a review of reports filed pursuant to Section 16(a) and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied on a timely basis with respect to fiscal year 2023, with the exception of the late filings, due to administrative error, of one Form 4 by each of Messrs. Teper, Epstein, Ho and Ms. Schijns, reporting the acquisition of shares in connection with the 2023 independent director RSUs granted on June 1, 2023 and filed on June 20, 2023.

Delivery of Documents to Stockholders Sharing an Address

If you and other residents at your mailing address own common stock through a broker or bank in “street name,” your broker or bank may have sent you a notice that your household will receive only one Annual Report to Stockholders and Proxy Statement or a Notice of Availability indicating Proxy Materials are available on the internet for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an Annual Report to Stockholders and Proxy Statement or a Notice of Availability is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of the Notice of Availability to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). In any event, if you did not receive an individual copy of AvePoint’s Annual Report to Stockholders or this Proxy Statement, and wish to do so, AvePoint will send a copy to you if you address your written request to AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, Virginia 23219, Attention: Secretary. If you are receiving multiple copies of the Annual Report to Stockholders and Proxy Statement or Notice of Availability, you can request householding by contacting AvePoint in the same manner. The Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce AvePoint’s expense.

Other Matters

The Board does not intend to present to the Annual Meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Tianyi Jiang

Chief Executive Officer

Brian M. Brown

Chief Legal and Compliance Officer
and Secretary

Dated: March 19, 2024

APPENDIX A

~~SECOND~~ THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ~~APEX TECHNOLOGY ACQUISITION CORPORATION I~~AVEPOINT, INC.

The name of this company is AvePoint, Inc. (the “***Company***”).

II.

The address of the registered office of the Company in the State of Delaware is ~~251 Little Falls Driv~~108 Lakeland~~e~~ Avenue in the City of ~~Wilmington~~Dover, County of ~~New Castl~~Kent~~e~~, Delaware 19901~~808~~ and the name of the registered agent of the Company in the State of Delaware at such address is ~~Corporation Service Company~~Capitol Services, Inc..

III.

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“***DGCL***”).

IV.

A. Effective as of, and contingent upon, the effectiveness of this ~~Second~~ Third Amended and Restated Certificate of Incorporation (the “***Effective Time***”), and without any further action on the part of the Company or any stockholder, each authorized and outstanding share of Class A Common Stock of the Company, par value $0.0001 per share (the “***Class A Common Stock***”) and Class B Common Stock of the Company, par value $0.0001 per share (the “***Class B Common Stock***”) issued immediately prior to the Effective Time shall be automatically converted and reclassified into one share of fully- paid, non-assessable Common Stock (as defined below) (the “***Conversion***”). Each stock certificate representing shares of Class A Common Stock or Class B Common Stock, as applicable, immediately prior to the Effective Time shall, from and after the Effective Time, represent that number of shares of Common Stock into which such shares shall have been converted and reclassified pursuant to the Conversion; provided, however, that each holder of any stock certificate that represented shares of Class A Common Stock or Class B Common Stock, as applicable, immediately prior to the Effective Time shall be entitled to receive, upon surrender of such certificate(s), one or more certificates evidencing and representing the number of shares of Common Stock into which the shares represented by such certificate(s) shall have been reclassified pursuant to the Conversion. After giving effect to the Conversion, the total number of shares of stock that the Company shall have authority to issue is set forth below.

The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock,” “and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 1,020,000,000 shares, 1,000,000,000 shares of which shall be Common Stock (the “***Common Stock***”), and 20,000,000 shares of which shall be Preferred Stock (the “***Preferred Stock***”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

B. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter prescribed (a “***Preferred Stock Designation***”). Subject to any limitation prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of all or any of the shares of the Preferred Stock in one or more series, and, with respect to each series of Preferred Stock, to fix the number of shares and state by the Preferred Stock Designation, the designations, powers, preferences, privileges and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase (but not above the authorized number of shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

C. The number of authorized shares of Preferred Stock, or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, or Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation filed with respect to any series of Preferred Stock.

D. Except as provided above, the designations, powers, preferences, privileges and relative participating, optional, or other rights, and qualifications, limitations, or restrictions of the Common Stock are as follows:

1. Rights Relating to Dividends, Subdivisions and Combinations. Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock treated adversely, voting separately as a class.

2. Voting Rights.

(a) Except as otherwise required by law or this ~~Second~~ Third Amended and Restated Certificate of Incorporation (the "***Certificate of Incorporation***") (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Company, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(b) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(c) Except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or applicable law.

3. Liquidation Rights.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, upon the completion of the distributions required with respect to each series of Preferred Stock that may then be outstanding, the remaining assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Common Stock does not constitute consideration or a "distribution to stockholders" in respect of the Common Stock.

V.

A. The liability of the directors and officers of the Company to the Company and its stockholders for monetary damages for any breach of fiduciary duty by such director or officer in their capacity as a director or an officer, respectively, shall be eliminated to the fullest extent authorized under applicable law, ~~unless they violated their~~provided that this provision shall not eliminate or limit the liability of (i) a director or an officer for any breach of the director's or officer's duty of loyalty to the Company or its stockholders, ~~acted in bad faith, knowingly or intentionally violated the law,~~(ii) a director or an officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a director for authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, (iv) a director or an officer for any transaction from which such director or officeror derived an improper personal benefit, from their actions as directorsor (v) an officer for any action by or in the right of the Company. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or an officer of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and other agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law.

C. If applicable law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

VI.

A. Unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the "***Chancery Court***") of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to the Company's stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Company or this Certificate of Incorporation (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article VI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a "***Foreign Action***") in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

B. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this Article VI. Notwithstanding the foregoing, the provisions of this Article VI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

C. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

VII.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. **Board of Directors**.

1. **Generally**. The management of the business and the conduct of the affairs of the Company shall be vested in the Board of Directors. The authorized number of directors which shall constitute the Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

2. **Election.**

(a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors as specified in any Preferred Stock Designation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

(b) At any time that applicable law prohibits a classified board as described in Section A.2.(a) of this Article VII, all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

(c) No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

(d) Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. **Removal of Directors**. Subject to any limitations imposed by applicable law, removal shall be as provided in Section 141(k) of the DGCL.

4. **Vacancies**. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

B. Stockholder Actions. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws.

C. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

VIII.

A. The Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by the Certificate of Incorporation or any Preferred Stock Designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

AvePoint

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AVPT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31804-P07179

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVEPOINT, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Xunkai Gong
02) Jeff Teper

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

		For	Against	Abstain
The Board of Directors recommends you vote FOR proposal 2.				
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
The Board of Directors recommends you vote 1 YEAR for proposal 3.					
3.	To vote, on a non-binding advisory basis, on the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abstain
The Board of Directors recommends you vote FOR proposal 4.				
4.	To ratify the appointment of Deloitte & Touche LLP as AvePoint, Inc.'s independent registered public accounting firm for the 2024 fiscal year.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 5.				
5.	To approve the adoption of the Third Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions for exculpation of officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter is/are available at www.proxyvote.com.

V31805-P07179

AVEPOINT, INC.
Annual Meeting of Stockholders
May 7, 2024 9:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Michael Brown and James Caci, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AVEPOINT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 7, 2024, at the www.virtualshareholdermeeting.com/AVPT2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side